                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

 [   ]  Preliminary Proxy Statement
 [   ]  Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
 [ X ]  Definitive Proxy Statement
 [   ]  Definitive Additional Materials
 [   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        SOUTHWESTERN ENERGY COMPANY
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [ X ] No fee required.
 [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1) Title of each class of securities to which transaction applies:
          2) Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          4) Proposed maximum aggregate value of transaction:
          5) Total fee paid:
 [   ]  Fee paid previously with preliminary materials.
 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
 Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid:
          2) Form, Schedule or Registration Statement No.:
          3) Filing Party:
          4) Date Filed:

Southwestern Energy                                             1083 Sain Street
Company                                                           P. O. Box 1408
                                               Fayetteville, Arkansas 72702-1408

March 30, 1998

TO OUR SHAREHOLDERS:

         You are cordially invited to attend Southwestern Energy Company's Annual Meeting of Shareholders which will be held on Thursday, May 21, 1998, at 11:00 a.m., at the Northwest Arkansas Holiday Inn, Springdale, Arkansas.

         The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of five Directors to serve until the 1999 Annual Meeting, and "FOR" the proposal to amend and restate the Southwestern Energy Company 1993 Stock Incentive Plan. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

         We are very pleased that Mr. Lewis E. Epley, Jr. of Eureka Springs, Arkansas, is nominated for election to the Board of Directors. Mr. Epley is an outstanding civic leader in Arkansas. He currently is Chairman of the Board of Trustees of the University of Arkansas system which governs four universities, three community colleges and the University of Arkansas for Medical Sciences. He is President of the Board of Directors of the Northwest Arkansas Radiation Therapy Institute. He is a distinguished attorney who has served as President of the Carroll County Bar Association and Special Associate Justice of the Supreme Court of Arkansas. He is presently serving as director and Vice Chairman of the Board of Directors of the Bank of Eureka Springs, and serves on the Board of Directors of the Washington Regional Medical Foundation and the University of Arkansas Foundation. He has been a delegate to the Arkansas Constitutional Convention and served on numerous area and statewide advisory and service boards and commissions. He has been honored as an alumnus of the University of Arkansas School of Law for his professional accomplishments and service on behalf of countless community and civic organizations.

         Mr. Charles E. Sanders will retire as Director effective with the Annual Meeting. In recognition of his faithful and long service of 25 years, he will be designated Director Emeritus

         Our Annual Meeting gives us an opportunity to review results and discuss the steps the Company is taking to achieve a strong performance in the future. Your interest in Southwestern Energy Company is much appreciated, and I hope you will be able to join us on May 21.


                                                       Sincerely yours,


                                                     CHARLES E. SCHARLAU
                                            Chairman and Chief Executive Officer

                           Southwestern Energy Company
                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ON MAY 21, 1998

         The Annual Meeting of Shareholders of Southwestern Energy Company will be held at the Northwest Arkansas Holiday Inn, Hwy. 71 Bypass at Hwy. 412, Springdale, Arkansas, on Thursday, the 21st day of May, 1998, at 11:00 a.m., Central Daylight Time, for the following purposes:

         (1) The election of five (5) directors to serve until the 1999 Annual Meeting or until their respective successors are duly elected and qualified;

         (2) To consider and take action upon a proposal to amend and restate the Southwestern Energy Company 1993 Stock Incentive Plan for the compensation of officers and key employees of the Company and its subsidiaries; and

         (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 18, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to mark, sign, date and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                              By Order of the Board of Directors

                                                     GREGORY D. KERLEY
                                                        Secretary
March 30, 1998

                           Southwestern Energy Company


                                 PROXY STATEMENT


         This Proxy Statement is furnished to the shareholders of Southwestern Energy Company (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders on May 21, 1998, and any adjournment or adjournments thereof.

         The complete mailing address of the principal executive offices of the Company is:

                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408

         The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised.

         The  Board  of  Directors  has  engaged  Morrow  & Co.,  Inc.,  a proxy solicitation firm, to solicit proxies from brokerage firms, banks, and institutional holders of shares on its behalf at a cost of $5,500 plus expenses. The cost of this proxy solicitation will be borne by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The solicitation will be by mail and such cost will include the cost of preparing and mailing this Proxy Statement and proxy. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or by other means. Although solicitation will be made primarily through the use of the mail, officers, directors, or regular employees of the Company may solicit proxies personally or by telephone or other means without additional remuneration for such activity.

         This Proxy Statement along with a copy of the Company's Annual Report is being mailed to shareholders on March 30, 1998.


                          VOTING SECURITIES OUTSTANDING
             CUMULATIVE VOTING FOR ELECTION OF DIRECTORS AUTHORIZED

         On March 18, 1998, the Company had outstanding 24,848,237 shares of common stock ($.10 par value). Each share outstanding on the record date entitles the holder thereof to one vote upon each matter to be voted upon at the meeting, except that for the election of directors each such shareholder shall be entitled to as many votes as shall equal the number of the holder's shares of stock outstanding in the holder's name multiplied by the number of directors to be elected, and may cast all such votes for a single director or distribute them among the number to be voted for, or for any two or more of them, as the holder may see fit. Unless contrary instructions are given, persons named as proxies will have discretionary authority to cumulate votes in the same manner. All shares represented by effective proxies will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy. Abstentions and broker nonvoted shares are disregarded in the vote tallies and do not have the effect of "no" votes. For purposes of determining a quorum, a share is present once it is represented for any purpose at the meeting. Abstentions are counted present for purposes of determining a quorum. Broker nonvoted shares are counted present if represented at the meeting for any purpose.

         Unless revoked, each properly executed proxy will be voted in the manner directed therein. If no direction is made, each such proxy will be voted FOR the election of directors and FOR the proposal to amend and restate the 1993 Stock Incentive Plan.

         Only shareholders of record at the close of business on March 18, 1998, will be entitled to vote at the Annual Meeting of Shareholders.


                              ELECTION OF DIRECTORS

         At the meeting, five (5) directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the shareholders for the election of the nominees named below. If no direction is made, this proxy will be voted FOR the election of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies. The Company has no knowledge that any nominee will be unavailable for election. Directors shall be elected by plurality vote. Certain information concerning the nominees for election as directors is set forth below.

                              Nominees For Election

         LEWIS E. EPLEY, JR. - Mr. Epley is an Attorney at Law with the firm of Epley, Epley & Parker Ltd., Eureka Springs, Arkansas, and is involved in several personal business ventures in the Eureka Springs area. He has served as City Attorney of Eureka Springs, President of the Carroll County Bar Association, and Special Associate Justice of the Supreme Court of Arkansas. He is a director, since 1964, and Vice Chairman of the Board of Directors, since 1993, of the Bank of Eureka Springs, Chairman of the Board of Trustees of the University of Arkansas, a director of the University of Arkansas Foundation, a director of the Washington Regional Medical Foundation and President of the Board of Directors of the Northwest Arkansas Radiation Therapy Institute. Mr. Epley has also been a delegate to the Arkansas Constitutional Convention. Mr. Epley is 61 years old and is being nominated for his first term on the Company's Board of Directors.

         JOHN PAUL HAMMERSCHMIDT - Mr. Hammerschmidt is a retired U.S. Congressman, Third District of Arkansas, who served from 1967-1993. He has been a director of Dillard's Department Stores Inc., Little Rock, Arkansas, since 1992, First Federal Bank of Arkansas, Harrison, Arkansas, since 1966, and American Freightways Corporation, Harrison, Arkansas, since June, 1997. Mr. Hammerschmidt has been a member of the Board of the Metropolitan Washington Airports Authority since November, 1997 and was a member of the Metropolitan Washington Airports Authority Board of Review from 1987-1992. From 1946- 1984 he was active in the lumber business, serving as President of Hammerschmidt Lumber Company, Harrison, Arkansas. Mr. Hammerschmidt is 75 years old and was first elected to the Board of Directors in 1992.

         ROBERT L. HOWARD - Mr. Howard is a retired Vice President of Shell Oil Company. He was most recently Vice President, Domestic Operations, Exploration and Production of Shell, a position he held from 1992-1995. In that position, he was responsible for all domestic exploration and production activities. From 1985-1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast and Florida. During Mr. Howard's 36 years with Shell, he held various positions within Shell's exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard has served as a director of Camco International, Inc. of Houston, Texas, since 1995, Ocean Energy, Inc. (formerly United Meridian Corp.) of Houston, Texas, since 1996, McDermott International, Inc. and J. Ray McDermott of New Orleans, Louisiana, since June, 1997. He is 61 years old and first became a director in 1995.

         KENNETH R. MOURTON - Mr. Mourton is an Attorney at Law with the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas. He is the Managing Principal Attorney for this firm. Mr. Mourton is also President and principal shareholder of Coors of Western Arkansas, Inc., since 1980; President and majority shareholder of E. J. Ball Plaza, Inc., since 1992; and part owner of Emerald Travel Services, Ltd., since 1989. All of these businesses are located in Fayetteville, Arkansas. Mr. Mourton is Chairman, since 1992, of Razorback Foundation, Inc., a nonprofit corporation which supports University of Arkansas athletic programs. He is also a Board member of the Arkansas Rural Endowment
Fund, a nonprofit corporation created by the State of Arkansas to help lower income, rural Arkansas children obtain college and university educations. Mr. Mourton is 47 years old and was first elected to the Board of Directors in 1995.

         CHARLES E. SCHARLAU - Mr. Scharlau is Chairman of the Board and Chief Executive Officer of the Company, and a director since 1980 of C. H. Heist Corporation, Clearwater, Florida. He is also a member of the Board of Trustees of the University of Arkansas. Mr. Scharlau is 70 years old and first became a director in 1966.

         Shareholders entitled to vote for the election of directors at the annual meeting may nominate additional candidates provided written notice of such nomination is received at the Company's principal executive offices no later than the close of business on April 14, 1998. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street,
P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                                BOARD COMMITTEES

         The Board of Directors has a standing audit committee (the "Audit Committee") composed of noncompany members of the Board. The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for recommending the appointment of the independent public accountants. The Audit Committee meets periodically with the Company's management, internal auditors, and independent public accountants to review the work of each and to satisfy itself that said parties are properly discharging their responsibilities. The independent public accountants have direct access to the Audit Committee and periodically meet with the Audit Committee without management representatives present. The Audit
Committee is currently composed of Messrs. John Paul Hammerschmidt, Chairman, Robert L. Howard, and Charles E. Sanders.

         The Board of Directors has a compensation committee (the "Compensation Committee") which is responsible for recommending to the Board of Directors officer compensation and discretionary awards under the various incentive plans. Messrs. Charles E. Sanders, Chairman, and John Paul Hammerschmidt presently serve on this committee.

         The Board of Directors also has a retirement committee (the "Retirement Committee") which is responsible for administering the Company's pension and retirement plans and for recommending retirement policy to the Board of Directors. Messrs. Charles E. Scharlau, Chairman, Kenneth R. Mourton, and Charles E. Sanders presently serve on this committee.

         The Company has no standing nominating committee. Candidates for nomination for Board positions are considered by the Board as a whole. The Board will consider qualified candidates recommended by shareholders. Any shareholder wishing to recommend a candidate may do so by letter addressed to Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408. Such letter should state in detail the qualifications of the candidate. Shareholders entitled to vote for the election of directors at the annual meeting may nominate additional candidates independent of the Board of Directors. Shareholder nominees to be presented to the 1998 Annual Meeting must be submitted pursuant to the procedures described under the subheading, "Nominees for Election." Shareholders entitled to vote for the election of directors at the 1999 Annual Meeting may present independent nominees to the 1999 Annual Meeting provided that notice of such nomination is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the 1999 meeting date. If less than 65 days notice of the 1999 Annual Meeting is given, written notice of any such nomination must be received no later than the close of business on the 15th day following the day on which notice of the meeting date is mailed. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street,
P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.


                              DIRECTOR COMPENSATION

         In 1997, for their services as directors, Messrs. John Paul Hammerschmidt, Robert L. Howard, Kenneth R. Mourton, Charles E. Sanders and Charles E. Scharlau were each paid $24,000 in cash. Mr. E. J. Ball, for his service as Director Emeritus, was paid $5,000. Each outside director serving as of December 31, 1997, was granted an option to purchase 12,000 shares of the Company's common stock at $12.75 per share, representing the Fair Market Value on the date of grant. Such options were granted in tandem with limited stock appreciation rights, as defined under "Compensation Committee Report," and become exercisable in installments at a rate of 25% per year for each full twelve months of service as a director. In addition, each outside member of the Audit, Compensation, and Retirement Committees is paid $500 per diem for his participation on each committee. During 1997, the Board of Directors held eleven meetings, the Audit Committee held two meetings, the Compensation Committee held two meetings, and the Retirement Committee held one meeting.

         Directors who retire with certain qualifications are appointed to the position of Director Emeritus and are paid a fee of $1,000 per meeting attended. Mr. Ball was appointed to the position of Director Emeritus upon his retirement in 1995. Mr. Ball is General Counsel to the Company, and Mr. Ball and Mr. Mourton are partners in the law firm of Ball and Mourton, Ltd., PLLC. During 1997, the Company paid $8,980 in legal fees to Ball and Mourton, Ltd., PLLC.


                        PROPOSAL TO AMEND AND RESTATE THE
              SOUTHWESTERN ENERGY COMPANY 1993 STOCK INCENTIVE PLAN

         On April 7, 1993, the Board of Directors adopted the Southwestern Energy Company 1993 Stock Incentive Plan (the "Stock Plan"), subject to the approval of shareholders. Shareholders subsequently approved the Stock Plan on May 26, 1993. The Stock Plan expires on April 6, 2003. Presently, the maximum number of shares of common stock of the Company that may be issued under the Stock Plan and with respect to which stock-settled Incentive Awards may be granted under the Stock Plan is 1,275,000, and the maximum number of shares with respect to which cash-settled Incentive Awards may be granted under the Stock Plan is 1,275,000, both adjusted for a three-for-one stock split in 1993. As of March 18, 1998, stock-settled Incentive Awards have been granted with respect to 1,161,717 shares of the Company's common stock, and no cash settled Incentive Awards have been granted. On February 18, 1998, the Board of Directors adopted an amendment to the Stock Plan, subject to shareholder approval, to increase by 425,000 the number of shares with respect to which cash settled Incentive Awards may be granted and the number of shares which may be issued under the Stock Plan to 1,700,000 shares. In conjunction with these amendments, the Board of Directors also adopted certain other amendments which are intended to insure that the Stock Plan is administered in a way which is aligned as closely as possible with the interests of shareholders, qualify stock options granted under the Stock Plan for certain federal income tax deduction, and provide participants with more flexibility in estate and retirement planning. These amendments permit the Committee to accelerate the vesting of an issuance of certain Incentive Awards subject to other provisions of the Stock Plan, require that all stock options and stock appreciation rights granted under the Stock Plan be priced at the Fair Market Value on the date of the grant, remove the Board of Directors authority to make material amendments to the Sorck Plan without shareholder approval, remove the Board of Directors authority to reprice stock options without shareholder approval, provide for limited transferability of stock options granted under the Stock Plan, provide for the waiver by the Committee of the accelerated expiration of stock options and stand alone stock appreciation rights in the event of termination of a participant's employment for death, disability or retirement, and limit the number of stock options which may be granted to any single participant to 25% of the number of the Company's common stock authorized to be issued under the Stock Plan in settlement of stock-based Incentive Awards and limit the number of stand alone stock appreciation rights that may be granted to any single participant to 25% of the number of shares of Company common stock with respect to which cash-settled Incentive Awards are authorized to be issued under the Stock Plan. All of these amendments are subject to shareholder approval. The Board of Directors proposes to restate the Stock Plan to incorporate these amendments which are as described below.

         The Board of  Directors  proposes  to amend  the  second  paragraph  of
         Section 3 of the Stock Plan to read as follows:

                           Subject  to  adjustment  as  provided  in  Section 14
                  hereof, the Committee may grant: (a) Options, shares of Restricted Stock, and Stock Bonuses under the Plan with respect to a number of shares of Company Stock that in the aggregate, does not exceed 1,700,000 shares; and (b) Stand-Alone SARs, shares of Phantom Stock and Cash Awards with respect to a number of shares of Company Stock that in the aggregate does not exceed 1,700,000 shares.

         The Board of Directors proposes to amend the third and fourth paragraphs of Section 4 of the Stock Plan to read as follows:

                           The  Committee  may,  in  its  absolute   discretion,
                  without  amendment  to the Plan,  (i)  accelerate  the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable or otherwise adjust, to the extent consistent with other provisions of the Plan, any of the terms of such Option or Stand-Alone SAR other than a downward adjustment to the exercise price, (ii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock granted under the Plan or otherwise adjust any of the terms of such Restricted Stock and (iii) accelerate the Vesting Date or waive any condition imposed hereunder, with respect to any share of Phantom Stock granted under the Plan or otherwise adjust any of the terms of such Phantom Stock.

                           In  addition,  the  Committee  may,  in its  absolute
                  discretion and without amendment to the Plan, grant Incentive Awards of any type to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards of the same or any other type as the Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other Incentive Awards, Incentive Awards granted pursuant to the preceding sentence of this
                  Section 4 shall not count against the limits set forth in such
                  Section 3. However, stock options and stock appreciation rights may not be surrendered for other stock options or stock appreciation rights with a lower exercise price unless both count towards the aggregate limitations under the Stock Plan.

         The Board of Directors proposes to amend Section 6(c)(4) of the Stock Plan to read as follows:

                           (4) During the lifetime of a Participant, each Option
                  granted to the Participant shall be exercisable only by the Participant. No Option shall be assignable or transferrable otherwise than by will or by the laws of descent or distribution, nor shall any Option be permitted to be pledged in any manner. However, any Non-Qualified Stock Option, including the right to exercise such option, may also be transferred by a Participant or a subsequent transferee, during the Participant's lifetime, only to: (i) one or more of a Participant's spouse or natural or adopted lineal descendants; or (ii) a trust, partnership, corporation or other similar entity which is owned solely by one or more of the Participant's spouse or natural or adopted lineal descendants or which will hold such Non-Qualified Stock Options solely for the benefit of one or more of such persons.

         The Board of Directors proposes to amend Section 6(d) of the Stock Plan by adding a new Subsection 6(d)(1) which reads as follows and by renumbering the remaining subsections of Section 6(d):

                  (d)  Limitation on Grant of Options

                  (1) The maximum number of common shares of stock underlying Options which may be awarded to any single Participant under the Plan is 425,000.

         The Board of Directors proposes to amend Section 6(b) of the Stock Plan to read as follows:
                  (b)  Exercise Price

                       The exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Option is granted.

         The Board of Directors proposes to amend Section 9(a) of the Stock Plan to read as follows:

                  (a)  Exercise Price

                       The exercise price of any Stand-Alone SAR granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Stand Alone SAR is granted.

         The Board of Directors proposes to amend Section 6(e) of the Stock Plan by adding a new Subsection 6(e)(4) which reads as follows:

                  (4)  Notwithstanding   anything  to  the  contrary  contained
                       herein, in the event that the employment of a Participant with the Company shall terminate for death, disability or retirement, the Committee may waive the accelerated expiration provisions of subsection 6(e) as they apply to any or all Non-Qualified Stock Options or any or all stand alone SARs granted to the Participant, to the extent that they were exercisable at the time of such termination, so that they shall remain exercisable until the expiration of their term. Non-Qualified Stock Options or stand alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however; that a Non-Qualified Stock Option and a stand alone SAR shall not be exercisable after the expiration of its term.

      The Board of Directors proposes to amend Section 19 of the Stock Plan to read as follows:

                  19.  Amendment or Termination of the Plan


                       The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however; that no amendment shall be effective without the approval of the shareholders of the Company, that (i) except as provided in Section 14 hereof, increases the number of shares of Company Stock that may be issued under the Plan, (ii) materially increases the benefits accruing to individuals pursuant to the Plan, (iii) materially modifies the requirements as to eligibility for participation in the Plan, or (iv) would otherwise materially alter the Plan. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

      The following description of the Stock Plan, as amended and restated, is subject, in all respects, to the actual terms of the Restated Stock Plan, a copy of which may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

      The Stock Plan is intended to promote the interests of the Company and its shareholders by providing the Company's (and its subsidiaries') key employees, on whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends and who are largely responsible for the management, growth and protection of the business of the Company, with appropriate incentives and rewards to encourage them to continue in the employ of the Company (and its subsidiaries) and to maximize their performance. The Board of Directors believes the Stock Plan gives the Company the ability to award amounts and types of equity-based incentive compensation in an efficient manner in a variety of circumstances and situations which may arise.

      Furthermore, the Stock Plan should make available to the Board of Directors a sufficient number of shares of common stock to (a) provide additional equity-based incentives to key employees, and (b) provide a larger number of key employees with incentive compensation commensurate with their positions and responsibilities. The number of shares that remain available for prospective grant of stock-settled awards under the Stock Plan is 113,283, excluding the 425,000 shares which will be added by the proposed amendment to
Section 3. The Fair Market Value per share of Company common stock as of March 18, 1998 was $10.875.

      Shares issued under the Stock Plan may be authorized but unissued shares of common stock, or treasury shares, at the discretion of a committee (the "Committee") of not fewer than two outside directors, each of whom is "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and is an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3), appointed under the Stock Plan to administer the Incentive Plan. The Board of Directors has appointed the members of the Compensation Committee of the Board of Directors as the Committee appointed to administer the Stock Plan. The Compensation Committee is made up entirely of outside directors.

      The Stock Plan provides for the grant of (i) non-qualified  stock options,
(ii) incentive stock options, (iii) limited stock appreciation rights, (iv) tandem stock appreciation rights, (v) stand-alone stock appreciation rights,
(vi) shares of restricted stock, (vii) shares of phantom stock, (viii) stock bonuses, and (ix) cash bonuses (collectively, "Incentive Awards"). Key employees of the

Company and its subsidiaries, including officers, whether or not they are directors of the Company or its subsidiaries, are eligible to receive grants of Incentive Awards.

      The Committee determines which key employees receive grants of Incentive Awards, the type of Incentive Awards granted and the number of shares subject to each Incentive Award. Subject to the terms of the Stock Plan, the Committee also determines the prices, expiration dates and other material features of the Incentive Awards granted under the Stock Plan.

      The Committee may, in its absolute discretion, without amendment to the Stock Plan, (i) accelerate the date on which any option or stock appreciation right granted under the Stock Plan becomes exercisable or otherwise adjust, to the extent consistent with other provisions of the Plan, any of the terms of such option or stock appreciation right and (ii) accelerate the date on which any incentive award vests or waive any condition imposed under the Stock Plan with respect to any incentive award or otherwise adjust any of the terms of such incentive award.

      The Committee administers the Stock Plan and has the authority to interpret and construe any provision of the Stock Plan and to adopt such rules and regulations for administering the Stock Plan as it deems necessary. All decisions and determinations of the Committee are final and binding on all parties. The Company will indemnify each member of the Committee against any cost, expense or liability arising out of any action, omission or determination relating to the Stock Plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interest of the Company.

      The Board of Directors may at any time amend the Stock Plan in any respect; provided, that no amendment may (i) increase the number of shares of common stock that may be issued under the Stock Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards, (iii) materially modify the requirements as to eligibility for participation in the Stock Plan, or (iv) otherwise materially alter the Stock Plan.

      A summary of the most significant features of the Incentive Awards follows.

      Non-Qualified Stock Options. The exercise price of each Non-Qualified Stock Option ("NQO") granted under the Stock Plan shall be not less than 100% of the Fair Market Value of a share of Company Stock on the date on which such NQO is granted. Each NQO shall be exercisable for a term, not to exceed ten years, established by the Committee on the date on which such NQO is granted. The exercise price shall be paid to the Company in cash or, subject to the approval of the Committee, in shares of common stock valued at their Fair Market Value on the date of exercise.

      With exceptions in the event of the death, disability, or retirement of an optionee or the termination of the employment of an optionee for cause, NQOs are exercisable only while an optionee is employed by the Company or within three months after such employment has terminated to the extent that such NQOs were exercisable on the last day of employment. In the event of the death or disability of an optionee, NQOs are exercisable while the optionee is employed by the Company or within one year after such death or disability to the extent that such NQOs were exercisable on the last day of employment. In the event of the termination of the employment of an optionee for cause, all NQOs held by such optionee terminate immediately. In the event of the death, disability, or retirement of an optionee, the Committee may waive the above described accelerated exercise provisions for NQOs which were exercisable at the optionee's termination date. NQOs are not transferable other than by will or by the laws of descent and distribution or to the spouse or lineal descendants of the optionee or trusts, partnerships, or other entities held solely by or for the benefit of the optionee or his spouse or lineal descendants.

      Upon the occurrence of a change in control of the Company (a "Change in Control"), all NQOs become immediately exercisable. A Change in Control of the Company is defined as follows:

           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange
      Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any employee benefit plan sponsored or maintained by the Company (or any trustee of such plan acting as trustee); or

         (ii) the Company's shareholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company); or

         (iii) any individual who is nominated by the Board of Directors for election to the Board of Directors on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board; or

         (iv) a Change in Control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs; or

         (v) a majority of the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur.

      Incentive Stock Options. The exercise price of each Incentive Stock Option ("ISO") granted under the Stock Plan shall be the Fair Market Value of a share of common stock of the Company on the date on which such ISO is granted. An ISO shall be exercisable for a term, not to exceed ten years, established by the Committee on the date on which such ISO is granted. The exercise price shall be paid to the Company in cash or, subject to the approval of the Committee, in shares of common stock valued at their Fair Market Value on the date of exercise.

      The aggregate Fair Market Value of shares of common stock of the Company with respect to which ISOs granted are exercisable for the first time by an optionee during any calendar year under the Stock Plan or any other plan of the Company or its subsidiaries may not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each ISO is granted.

      With exceptions in the event of the death or the disability of an optionee or the termination of the employment of an optionee for cause, ISOs are exercisable only while an optionee is employed by the Company or within three months after such employment has terminated to the extent that such ISOs were exercisable on the last day of employment. In the event of the death or disability of an optionee, ISOs are exercisable while the optionee is employed by the Company or within one year after such death or disability to the extent that such ISOs were exercisable on the last day of employment. In the event of the termination of the employment of an optionee for cause, all ISOs held by such optionee terminate immediately. ISOs are not transferable other than by will or by the laws of descent and distribution.

      Upon the occurrence of a Change in Control of the Company, all ISOs become immediately exercisable.

      Limited Stock Appreciation Rights. Each Non-Qualified Stock Option and Incentive Stock Option granted under the Stock Plan may include a limited stock appreciation right ("LSAR") with respect to a number of shares equal to the number of shares subject to the Option. The exercise of an LSAR with respect to a number of shares causes the cancellation of the Option with which it is included with respect to an equal number of shares. The exercise of an Option with respect to a number of shares causes the cancellation of the LSAR included with it with respect to an equal number of shares.

      With a minor exception, LSARs are exercisable only during the sixty-day period immediately following a Change in Control of the Company and only to the extent that their related Options are exercisable. The exercise of an LSAR included with a Non-Qualified Stock Option with respect to a number of shares entitles the employee to an amount in cash, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of common stock of the Company paid in connection with the Change in Control of the Company in connection with which the LSAR became exercisable and (B) the highest Fair Market Value of a share of common stock of the Company during the ninety-day period immediately preceding such Change in Control over (ii) the exercise price of the related Non-Qualified Stock Option. The exercise of an LSAR included with an Incentive Stock Option with respect to a number of shares entitles the employee to an amount in cash, for each such share, equal to the excess of (i) the Fair Market Value of a share of common stock of the Company on the date of exercise over (ii) the exercise price of the related Incentive Stock Option. LSARs are not transferable other than by will or by the laws of descent and distribution or other than together with their related Options.

      Tandem Stock Appreciation Rights. The Committee may grant, in connection with any Non-Qualified Stock Option or Incentive Stock Option, a tandem stock appreciation right ("Tandem SAR") with respect to a number of shares of common stock of the Company less than or equal to the number of shares subject to the related Option. The exercise of a Tandem SAR with respect to a number of shares causes the cancellation of its related Option with respect to an equal number of shares. The exercise of an Option with respect to a number of shares causes the cancellation of its related Tandem SAR to the extent that the number of shares subject to the Option after its exercise is less than the number of shares subject to the Tandem SAR.

      A Tandem SAR is exercisable at the same time and to the same extent as its related Option. The exercise of a Tandem SAR with respect to a number of shares entitles the employee to an amount in cash, for each such share, equal to the excess of (i) the Fair Market Value of a share of common stock of the Company on the date of exercise over (ii) the exercise price of the related Option. Tandem SARs are not transferable other than by will or by the laws of descent and distribution and other than together with their related Options.

      Stand-Alone Stock Appreciation Rights. The Committee may grant stand-alone stock appreciation rights, which are stock appreciation rights that are not related to any Option ("Stand-Alone SARs"), pursuant to the Stock Plan. The exercise price of each Stand-Alone SAR granted under the Stock Plan shall be the Fair Market Value of a share of common stock of the Company on the date on which such Stand-Alone SAR is granted. A Stand-Alone SAR shall be exercisable for a term, not to exceed ten years, established by the Committee on the date on which such Stand-Alone SAR is granted. The exercise of a Stand-Alone SAR with respect to a number of shares entitles the employee to an amount in cash, for each such share, equal to the excess of (i) the Fair Market Value of a share of common stock of the Company on the date of exercise over (ii) the exercise price of the Stand-Alone SAR.

      With exceptions in the event of the death or the disability of an optionee or the termination of the employment of an optionee for cause, Stand-Alone SARs are exercisable only while an optionee is employed by the Company or within three months after such employment has terminated to the extent that such Stand-Alone SARs were exercisable on the last day of employment. In the event of the death or disability of an optionee, Stand-Alone SARs are exercisable while the optionee is employed by the Company or within one year after such death or disability to the extent that such Stand-Alone SARs were exercisable on the last day of employment. In the event of the termination of the employment of an optionee for cause, all Stand-Alone SARs held by such optionee terminate immediately. Stand-Alone SARs are not transferable other than by will or by the laws of descent and distribution.

      Upon the occurrence of a Change in Control of the Company, Stand-Alone SARs become immediately exercisable.

      Restricted Stock. A grant of shares of Restricted Stock represents the promise of the Company to issue shares of common stock of the Company on a predetermined date (the "Issue Date") to an employee, provided the employee is continuously employed by the Company until the Issue Date. Prior to the vesting of the shares, the shares are not transferable by the participant and are forfeitable. Vesting of the shares occurs on a second predetermined date (the "Vesting Date") if the employee has been continuously employed by the Company until that date. The Committee may, at the time shares of Restricted Stock are granted, impose additional conditions, such as, for example, the achievement of specified performance goals, to the vesting of the shares. Vesting of some portion of, or all, shares of restricted stock may occur upon the termination of the employment of an employee other than for cause prior to the Vesting Date. If vesting does not occur, shares of Restricted Stock are forfeited.

      Upon the occurrence of a Change in Control, all shares of Restricted Stock that have not vested or have been forfeited automatically vest.

      The Committee may grant, in connection with a grant of shares of Restricted Stock, a cash "tax" bonus, payable when an employee is required to recognize income for federal income tax purposes with respect to such shares. The cash "tax" bonus may not be greater than the value of the shares of Restricted Stock at the time the income is required to be realized.

      Phantom Stock. A grant of shares of Phantom Stock represents the right to the economic equivalent of a grant of Restricted Stock, which is payable in cash. Shares of Phantom Stock are subject to the same vesting requirements as are shares of Restricted Stock. In addition, the value of a share of Phantom Stock (whether or not vested) is paid immediately upon the occurrence of a Change in Control of the Company. The Committee may not grant any cash bonus in connection with the grant of shares of Phantom Stock.

      Stock Bonuses. Bonuses payable in stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines.

      Cash Bonuses. The Committee may grant, in connection with a grant of shares of Restricted Stock or in connection with the grant of a Stock Bonus, a cash "tax" bonus, payable when an employee is required to recognize income for federal income tax purposes with respect to such shares. The tax bonus may not be greater than the value of the shares of Restricted Stock or Stock Bonus at the time the income is required to be recognized.

      Grants of Options, shares of Restricted Stock and shares of common stock granted as Stock Bonuses count against the limit on the maximum number of shares of common stock of the Company with respect to which stock-settled Incentive Awards may be granted pursuant to the Stock Plan. Grants of Stand-Alone SARs and shares of Phantom Stock count against the limit on the maximum number of shares with respect to which cash-settled Incentive Awards may be granted under the Incentive Plan. Grants of Tandem SARs, LSARs, and cash "tax" bonuses do not count against either the stock-settled or cash-settled limits. If an Incentive Award is canceled, the shares subject to that Incentive Award may be made subject to new Incentive Awards.

      The Incentive Plan provides for an adjustment in the number of shares of common stock available to be issued and with respect to which Incentive Awards may be granted under the Stock Plan, the number of shares subject to Incentive Awards, and the exercise prices of certain Incentive Awards upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The Incentive Plan also provides for the termination of Incentive Awards upon the occurrence of certain corporate events.

      The Stock Plan provides that participants may be required to meet certain income tax withholding requirements by remitting to the Company cash or through the withholding of shares otherwise payable to the participant. In addition, the participant may meet such withholding requirements, subject to certain conditions, by remitting shares of previously acquired common stock of the Company.

Federal Income Tax Consequences

      NQOs. A participant will not be deemed to receive any income at the time a NQO is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an NQO is exercised, the participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the excess of (A) the Fair Market Value of the shares received on the exercise of the NQO over (B) the exercise price of the NQO. The Company will be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income recognized by the participant.

      Upon any subsequent sale of the shares acquired upon the exercise of an NQO, any gain (the excess of the amount received over the Fair Market Value of the shares on the date ordinary income was recognized) or loss (the excess of the Fair Market Value of the shares on the date ordinary income was recognized over the amount received) will be a capital gain or loss and will be a long-term capital gain or loss if the sale or exchange occurs one year after such date of recognition. Long-term capital gain realized is generally subject to a maximum tax rate of 28% in respect of property that has been held for over a year and to a maximum tax rate of 20% in respect of property held for more than 18 months.

      If all or any part of the exercise price of an NQO is paid by the participant with shares of common stock (including, based upon proposed regulations under the Code, shares previously acquired on exercise of an ISO), no gain or loss will be recognized on the shares surrendered in payment. The number of shares received on such exercise of the NQO equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the NQO for an exercise price equal to the consideration, if any, paid by the participant in cash. The participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction, will not be affected by whether the exercise price is paid in cash or in shares of common stock.

      ISOs. In general, a participant will not be deemed to receive any income at the time an ISO is granted or exercised if a participant does not dispose of the shares acquired on exercise of the ISO within two years after the grant of the ISO and one year after the exercise of the ISO. In such a case, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) will be a capital gain or loss and will be a long-term capital gain or loss if the sale or exchange occurs one year after such date of recognition. Long-term capital gain realized is generally subject to a maximum tax rate of 28% in respect of property that has been held for over a year and to a maximum tax rate of 20% in respect of property held for more than 18 months. However, for purposes of computing the "alternative minimum tax" applicable to a participant, the participant will include in the participant's alternative minimum taxable income the amount that would have been included in income if the ISO was a NQO. Such amount may be subject to an alternative minimum tax of up to 28%. Similarly, for purposes of making alternative minimum tax calculations, the participant's basis in the stock received on the exercise of an ISO will be determined as if the ISO were an NQO.

      If the participant sells the shares acquired on exercise of an ISO within two years after the date of grant of the ISO or within one year after the exercise of the ISO, the disposition is a "disqualifying disposition," and the participant will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the Fair Market Value of the shares at the time the ISO was exercised over the exercise price will be treated as compensation to the participant, taxable as ordinary income, and the balance (if any) will be long-term or short-term capital gain depending on whether the shares were sold more than eighteen months after the ISO was exercised. If the participant sells the shares in a disqualifying disposition at a price that is below the exercise price, the loss will be a long-term capital loss if the participant has held the shares for at least one year.

      If a participant uses shares acquired upon the exercise of an ISO to exercise an ISO, and the sale of the shares so surrendered for cash on the date of surrender would be a disqualifying disposition of such shares, the use of
such  shares  to  exercise  an  ISO  also  would   constitute  a
disqualifying disposition. In such case, proposed regulations under the Code appear to provide that tax consequences described above with respect to disqualifying dispositions would apply, except that no capital gain would be recognized with respect to such disqualifying disposition. In addition, the basis of the surrendered shares would be allocated to the shares acquired upon exercise of the ISO, and the holding period of the shares so acquired would be determined, in a manner prescribed in proposed regulations under the Code.

      If a participant uses shares acquired upon the exercise of an ISO to exercise an ISO and such use of such shares does not constitute a disqualifying disposition of the shares so surrendered or, if the participant uses other shares of the Company to exercise an ISO, the participant will not recognize any income or gain or loss upon exercise of the ISO. In such case, the basis of the surrendered shares would be allocated to the shares acquired upon exercise of the ISO, and the holding period of the shares so acquired would be determined, in a manner prescribed in proposed regulations under the Code.

      The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the participant has compensation taxable as ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction of an equivalent amount in the taxable year of the Company in which the disposition occurs.

      LSARs, Tandem SARs and Stand-Alone SARs. A participant will not be deemed to receive any income at the time an LSAR, Tandem SAR or Stand-Alone SAR is granted, nor will the Company be entitled to a deduction at that time. However, when any part of the LSAR, Tandem SAR or Stand-Alone SAR is exercised, the participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the amount of cash received. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

      Restricted Stock. A participant will not be deemed to receive any income at the time shares of Restricted Stock are granted or issued, nor will the Company be entitled to a deduction at that time. However, when shares of Restricted Stock vest, the participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the Fair Market Value of the shares of Restricted Stock on the date on which they vest. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

      Upon any sale of vested shares of Restricted Stock, any gain (the excess of the amount received over the Fair Market Value of the shares on the date ordinary income was recognized) or loss (the excess of the Fair Market Value of the shares on the date ordinary income was recognized over the amount received) will be a capital gain or loss and will be a long-term capital gain or loss if the sale or exchange occurs one year after such date of recognition. Long-term capital gain realized is generally subject to a maximum tax rate of 28% in respect of property that has been held for over a year and to a maximum tax rate of 20% in respect of property held for more than 18 months.

      Phantom Stock. A participant will not be deemed to receive any income at the time shares of Phantom Stock are granted, nor will the Company be entitled to a deduction at that time. However, when shares of Phantom Stock vest, the participant will be deemed to have received compensation taxable as ordinary income in the amount of the cash received. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

      Stock Bonus. In general, upon the receipt of a Stock Bonus, a participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the Fair Market Value of the stock at the time it is received. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

      Upon any sale of shares of stock received as a Stock Bonus, any gain (the excess of the amount received over the Fair Market Value of the shares on the date ordinary income was recognized) or loss (the excess of the Fair Market Value of the shares on the date ordinary income was recognized over the amount received) will be a capital gain or loss and will be a long-term capital gain or loss if the sale or exchange occurs one year after such date of recognition. Long-term capital gain realized is generally subject to a maximum tax rate of 28% in respect of property that has been held for over a year and to a maximum tax rate of 20% in respect of property held for more than 18 months.

      Cash Bonus. Upon the receipt of a cash bonus, a participant will be deemed to have received compensation taxable as ordinary income in the amount of the cash received. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Material Differences From Existing Stock Plan Resulting From Proposed Amendments

      The proposed amendment to Section 3 of the Stock Plan increases the number of Incentive Awards which may be granted and the number of shares of the Company's common stock which may be issued pursuant to the Stock Plan. Presently, the maximum number of shares of common stock of the Company that may be issued under the Stock Plan and with respect to which stock-settled Incentive Awards may be granted under the Stock Plan is 1,275,000, and the maximum number of shares with respect to which cash-settled Incentive Awards may be granted under the Stock Plan is 1,275,000. As of March 18, 1998, stock-settled Incentive Awards have been granted with respect to 1,161,717 shares of the Company's common stock, and no cash-settled incentive awards have been granted. If the proposed amendment to Section 3 of the Stock Plan is adopted, the Company will be authorized to grant stock-settled Incentive Awards with respect to a number of shares which does not exceed 1,700,000 and cash-settled Incentive Awards with respect to a number of shares which does not exceed 1,700,000. This amendment would authorize the Company to issue Incentive Awards with respect to 425,000 more shares than it is now authorized to issue under the Stock Plan for each class of Incentive Awards. The proposed amendment to Section 3 will also enable the Company to grant cash-settled Incentive Awards with respect to a number of shares which does not exceed 1,700,000.

      The proposed amendment to Section 4 of the Stock Plan limits the Committee's authority to reduce the exercise price of outstanding Incentive Awards or to replace them with Incentive Awards having a lower exercise price without shareholder approval. It also clarifies that any acceleration of outstanding Incentive Awards must be consistent with other provisions of the Stock Plan.

      The proposed amendment to Section 6(c)(4) of the Stock Plan allows Participants to transfer Non-Qualified Stock Options, during the Participant's lifetime, to a Participant's spouse or lineal descendants or to trusts, partnerships or other similar entities held solely by or for the benefit of such persons. Presently, such transfers are prohibited.

      The proposed amendment to Section 6(d) of the Stock Plan limits the number of common shares underlying Options which may be awarded to any one Participant to 425,000. This amendment is made in accordance with Section 162(m) of the Code.

      The proposed amendment to Sections 6(b) and 9(a) of the Stock Plan require that the exercise price of all Options and Stand-Alone SARs be set at the Fair Market Value on the date of the grant. Although the Committee is presently authorized to set the exercise price of NonQualified Stock Options at prices greater or less than the fair market value on the date of the grant it has always set the price at the fair market value on the date of the grant.

      The proposed amendment to Section 6(e) of the Stock Plan authorizes the Committee to waive the provisions of Section 6(e) which would otherwise accelerate the expiration date of exercisable Non-Qualified Stock Options and stand alone SARs upon termination of a Participant's employment with the Company for death, disability, or retirement. Presently, such options and SARs would remain exercisable for three months after retirement or one year after termination for disability or death.

      The proposed amendment to Section 19 of the Stock Plan removes the Board of Directors' authority to materially amend the Stock Plan without shareholder approval.

      THE PROPOSAL TO AMEND AND RESTATE THE 1993 STOCK INCENTIVE PLAN WILL BE ADOPTED IF APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY IN ATTENDANCE OR REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE 1993 STOCK INCENTIVE PLAN.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following persons were known by the Company to beneficially own more than 5% of the Company's common stock as of March 18, 1998:





                                                          Amount and
                                                          Nature of      Percent
                     Name and Address of                  Beneficial        of
Title of  Class        Beneficial Owner                   Ownership       Class
---------------      -------------------                 -------------   -------
Common Stock        Fidelity Management and              1,651,100 (1)     6.64%
                    Research Corporation
                    82 Devonshire Street
                    Boston, MA 02109-3605

Common Stock        Sanford C. Bernstein & Co.,Inc.      1,504,900 (2)     6.06%
                    767 Fifth Avenue
                    New York, NY 10153-0002

Common Stock        State Street Research &              1,456,400 (3)     5.86%
                    Management Company
                    One Financial Center
                    30th Floor
                    Boston, MA 02111-2690

------------------------

(1) Fidelity Management and Research Corporation (Fidelity) is an investment adviser registered under the Investment Advisers Act of 1940 and a wholly-owned subsidiary of FMR Corp. Fidelity acts as investment adviser to various investment companies registered under the Investment Company Act of 1940, including Fidelity Low Priced Stock Fund which holds 1,651,100 shares of the Company's common stock. Edward C. Johnson, III, as Chairman of FMR Corp., has the sole power to dispose of these shares. Voting power is held by the Board of Trustees of the Fidelity Low Priced Stock Fund. Members of Mr. Johnson's family, including Abigail P. Johnson, and trusts for their benefit, are the predominant owners of stock representing approximately 49% of the voting power of FMR Corp., and may be deemed, under the Investment Company Act of 1940, to be a controlling group with respect to FMR Corp.

(2) Sanford C. Bernstein & Co., Inc. (Bernstein) is an investment adviser registered under the Investment Advisers Act of 1940. Bernstein holds the reported shares on behalf of its clients. Bernstein has sole voting power on 1,275,600 shares, shared voting power on 29,600 shares, and sole dispositive power on 1,504,900 shares.

(3) State Street Research and Management is an investment advisor registered pursuant to the Investment Company Act of 1940 and holds the reported shares on behalf of its clients. State Street holds sole voting power on 1,053,900 shares and sole dispositive power on 1,456,400 shares. State Street disclaims beneficial ownership on all shares.

                                       18

                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS


      The following table sets forth information as of March 18, 1998, with respect to beneficial ownership of the Company's common stock by its directors and executive officers.


                                            Number of Shares of $.10
                                             Par Value Common Stock
                                         Beneficially Owned as of 3-18-98
                                           (Sole Voting and Investment        Percent
         Name of Beneficial Owner          Power Except as Noted) (1)        of Class
         ------------------------       ---------------------------------- -----------
Executive Officers:
   Charles E. Scharlau................              726,502                      2.92%
   Stanley D. Green...................              286,492                      1.15%
   Harold M. Korell...................              129,870                       .52%
   B. Brick Robinson..................                3,070                       .01%
   Debbie J. Branch...................               26,564                       .11%
   Gregory D. Kerley..................               89,073                       .36%
Directors and Nominees:
   John Paul Hammerschmidt............               60,000                       .24%
   Robert L. Howard...................               36,000                       .15%
   Kenneth R. Mourton.................               37,000                       .15%
   Charles E. Sanders.................               79,856                       .32%
   Lewis E. Epley, Jr.................                1,090                       .01%
All persons as a group (11 in number) who are
directors, nominees or executive officers of the
Company...............................            1,475,517 (2)                  5.94%
------------------------

(1) Of the number of shares reported as beneficially owned, the named individuals had the right to acquire within 60 days, through the exercise of stock options, beneficial ownership of the following number of shares: Mr. Scharlau, 193,653; Mr. Green, 77,623; Ms. Branch, 1,500; Mr. Kerley, 19,686; 30,000 each for Messrs. Hammerschmidt and Sanders; and 9,000 each for Messrs. Howard and Mourton. Included in the number of shares reported as beneficially owned are the rights of the named individuals to acquire the following number of shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 28 of the Proxy Statement: Mr. Scharlau, 346,443; Mr. Green, 166,693; Mr. Korell, 100,000; Ms. Branch, 14,100; Mr. Kerley 62,711;
         30,000 each for Messrs. Hammerschmidt and Sanders; and 27,000 each for Messrs. Howard and Mourton. Also included in the number of shares reported as beneficially owned are the following restricted shares with respect to which the named individuals have voting power but not investment power: Mr. Green, 22,604; Mr. Korell, 27,370; Ms. Branch, 8,190; and Mr. Kerley, 3,977. The named individuals acquire investment power for these shares immediately upon a "change in control."

(2) Of this number, all directors and executive officers as a group had the right to acquire beneficial ownership of 370,462 shares through the exercise of stock options within 60 days. Also included in this number is this group's right to acquire an additional 803,947 shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 28 of this Proxy Statement.

                                       19

                Transactions With Nominees and Executive Officers

         During 1997, the Company paid $7,783 to the law firm of Conner and Winters of Tulsa, Oklahoma, for certain legal services. Mr. Greg Scharlau, Mr. Scharlau's son, is a partner in Conner and Winters.

                          COMPENSATION COMMITTEE REPORT

Compensation Philosophy

         In determining the compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company and its subsidiaries, the Compensation Committee seeks to align compensation with the attainment of the Company's objectives, the Company's performance, and the attraction and retention of individuals who contribute to the Company's success. For the CEO and the other named executive officers, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:

         - relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officer's contribution thereto;

         - reward individuals who help the Company achieve its short-term and long- term objectives and thereby contribute significantly to the success of the Company;

         - help to attract and retain the most qualified individuals in the natural gas and oil and gas industries by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries; and

         - reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

         In determining executive compensation, the Company uses peer group comparisons. The industry group index shown in the performance chart reported in this Proxy Statement includes a number of the companies that are used for compensation analysis. The Compensation Committee believes that companies operating exclusively in the oil and gas producing industry are also appropriate to include in its compensation analysis. Compensation packages are targeted to the median of the range of compensation paid by comparable companies. Executive compensation paid by the Company during 1997 generally corresponded to the 50th percentile of compensation paid by comparable companies.

         Changes made to the Internal Revenue Code in 1993 could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. This limitation became effective in 1994. The Company believes that all compensation paid in 1997 will be fully deductible. Further, none of the named individuals received compensation in excess of $1,000,000 during 1997. If, in the future, it appears that the compensation paid to a named individual may be in excess of limitations imposed on deductibility for federal income tax purposes, the Company will seek ways to maximize the deductibility of compensation payments without compromising the Company's or the Compensation Committee's flexibility in designing effective compensation plans that can meet the Company's objectives and respond quickly to marketplace needs. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and/or its stockholders.


Components of Compensation

         Base Salary. In establishing the base salaries of the CEO and the other executive officers, the Compensation Committee examines competitive peer group surveys and data in order to determine whether the total compensation package is competitive with compensation offered by other companies in the natural gas and oil and gas producing industries which are similar in terms of the complexity of their operations and which offer the most direct competition for competent executives. The Compensation Committee also takes into account the Company's financial and operating performance as compared with the industry mean and the individual performance of the Company's executives as compared to the Compensation Committee's expectations of performance for top level executives in general. The Compensation Committee also considers the diverse skills required of its executive management to expand the exploration and production segment of its operations while maintaining satisfactory performance in the highly regulated gas distribution segment. In addition, the Compensation Committee considers the particular executive's performance, responsibilities, qualifications, and experience in the natural gas industry. The Compensation Committee is periodically advised by outside compensation consultants on its compensation policies and receives evaluations from the appropriate level of management concerning the performance of executives within their range of reporting responsibilities.

         The minimum base salary for Mr. Scharlau and Mr. Korell have been incorporated into employment agreements as further described under the heading "Agreements Concerning Employment and Changes in Control." Changes in base salary also affect other elements of compensation including: (i) awards under the Company's Incentive Compensation Plan, (ii) pension benefits, (iii) Company matching portions of 401(k) and Nonqualified Plan contributions, and (iv) life insurance and disability benefits.

         Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan (the "Incentive Plan") applicable to executives with responsibility for the Company's major business segments. The Incentive Plan is intended to encourage and reward the achievement of (1) year-to-year growth in the Company's actual reported earnings, (2) returns on equity which are above industry averages, (3) reserve additions and acquisitions at competitive costs,
(4) return on utility rate base, and (5) pipeline throughput and margins. These criteria are deemed by the Compensation Committee to be critical to increasing shareholder value, and the applicability of each of these criteria in determining awards to any particular executive depends on the responsibilities of that executive. A portion of each award under the Incentive Plan is an automatic award based upon the achievement of these corporate financial objectives, and a portion is discretionary based on a subjective evaluation of the executive's performance by the Compensation Committee. The Incentive Plan is also designed to assist in the attraction and retention of qualified employees, to further link the financial interest and objectives of employees with those of the Company, and to foster accountability and teamwork throughout the Company.

         The CEO and the executive officers have responsibilities directly affecting the Company's operation and are assigned target, minimum, and maximum award levels expressed as a percentage of their base salary. In 1997, the target awards which could be paid based on attainment of corporate performance measures ranged from 18.75% to 30% of base salary for these individuals, the minimum awards ranged from 9.375% to 15% of base salary, and the maximum awards which could be paid ranged from 37.5% to 60% of base salary. None of these awards are paid if corporate performance as determined by the corporate performance measures is below a specified level. In addition, the participating executives are eligible for discretionary awards based upon their individual performance ranging from 12.5% to 20% of base salary. Payouts under the Incentive Plan are based on the achievement of corporate financial profit objectives, business unit results, and the Committee's evaluation of individual performance. Awards are payable in cash, restricted common stock of the Company, or a combination of cash and restricted common stock. Restricted common stock awarded under the Incentive Plan is subject to the provisions of the Company's 1993 Stock Incentive Plan, discussed below, and counts toward the aggregate number of shares authorized under that plan.

         Generally, when multiple factors are considered to measure the performance of the Company's executives, such factors are equally weighted in determining the Company performance portion of an executive's bonus. In determining automatic awards under the Incentive Plan for the CEO and certain of the named executive officers, the Compensation Committee examines (1) the Company's return on equity as compared to the performance of a peer group of the Company as indicated by The Value Line Investment Survey group of natural gas (diversified) companies and (2) the increase in actual reported earnings per share over the previous year. Because these factors are weighted equally, proportionate awards are made if targets for at least one of the factors are met. In 1997, the return on equity and earnings per share minimum performance levels were not met. Discretionary awards for these executives are based on a subjective evaluation of the executive's performance by the Compensation Committee. Discretionary awards may be influenced by the performance of individual business segments, but are primarily intended to provide an incentive to recognize exceptional performance by an individual.

         Stock Incentive Plan. The CEO and other executive officers are also eligible to participate in the Company's 1993 Stock Incentive Plan (the "Stock Plan"). The Stock Plan is designed to attract and retain key executive employees by enabling them to acquire a proprietary interest in the Company and by tying executive rewards to shareholder interests. The Stock Plan provides for the granting of restricted stock, phantom stock, stock bonuses, options to purchase common stock of the Company, and limited, tandem, and stand-alone stock appreciation rights in such amounts as determined by the Compensation Committee on a discretionary basis. Limited stock appreciation rights are exercisable only upon a change in control and provide for certain cash payments in lieu of the exercise of the stock options to which they relate. Grants relating to 1997 performance were made at a price equal to the Fair Market Value on the date of grant. In addition, the Stock Plan provides for the granting of cash bonuses in connection with awards of restricted stock and stock bonuses when a participant is required to recognize income for federal or state income tax purposes with respect to such awards. The number of shares of the $.10 par value common stock of the Company which may be issued under the Stock Plan cannot exceed 1,275,000, subject to adjustment in the event of any change in the outstanding common stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or any other similar event. The Board of Directors has approved an amendment to the Stock Plan, subject to shareholder approval, to increase this number by 425,000 to 1,700,000. In determining the options granted to executive officers under the Stock Plan, the Compensation Committee considers a number of factors in addition to considering the goals of attracting and retaining such officers and tying their rewards to shareholder interests. The number of options and restricted shares awarded in fiscal 1997 were based partially upon an analysis of the value of long-term incentive plan awards made by the Company's competitive peer group. The Compensation Committee also evaluated the performance of the Company, the performance and responsibility of the particular executive, and the desirability of providing a particular executive with an adequate incentive to remain in the employ of the Company.

         In 1993, the annual component of the Company's former Annual and Long-Term Incentive Compensation Plan (the "Prior Plan") was replaced by the Company's Incentive Compensation Plan, discussed above. The long-term component of the Prior Plan was replaced by the Stock Incentive Plan for performance periods beginning after January 1, 1993. Payouts of awards previously granted and payouts of awards related to five-year performance periods ending each year through December 31, 1997, will continue to be made under the Prior Plan. Key employees were selected annually to participate in the Prior Plan based on their ability to have a significant impact on the performance of the Company. Under the long-term incentive component of the Prior Plan, cash awards are based on the Company's performance during overlapping five-year periods. A new five-year performance period began each year on January 1, with the final five-year performance period beginning January 1, 1993. For all participants, awards are based equally on the compounded five-year growth in earnings per share and the cumulative five-year return on equity. The return on equity performance factor is compared to the composite actual average return on equity for the previous five-year period of the natural gas (diversified) group of companies as determined by reference to The Value Line Investment Survey. Payouts of awards are tied to achieving specified levels of return on equity and earnings per share (EPS) growth. None of these awards are paid if both return on equity and EPS growth are below specified levels, but proportionate awards may be paid if only one of these performance factors is below the specified level. Target awards which could be paid based on attainment of corporate performance measures range from 10% to 40% of base salary (determined at the beginning of each five-year performance period), minimum awards range from 5% to 20% of base salary, while the maximum awards range from 20% to 80% of base salary. During the five-year performance period ending December 31, 1997, the specified target EPS growth rate and return on equity performance factors were not achieved. Any award earned is payable at the rate of 20% per year, commencing at the end of each five-year performance cycle. The purpose of this component of the Prior Plan was to balance the focus of senior managers between annual goals and long-term strategies of the Company.

         Mr. Scharlau's base salary remained at $450,000 for two years (1995-1996) prior to being increased to $468,000 for 1997. Mr. Scharlau's base salary remains at $468,000 for 1998. Under the Company's Incentive Compensation Plan, Mr. Scharlau has a targeted annual bonus award of 50% of base salary, with minimum and maximum awards of 20% and 80%, respectively, depending upon the achievement of corporate performance measures. Of these awards, a portion is an automatic award based upon the achievement of the corporate financial objectives relating to earnings per share growth and return on equity as described under the subheading, "Incentive Compensation Plan" above, and a portion is discretionary based on a subjective evaluation of Mr. Scharlau's performance by the Compensation Committee and the Board of Directors and may be influenced by the performance of individual business segments. In 1997, none of the performance measures under the Incentive Compensation Plan were achieved. Mr. Scharlau was awarded a discretionary bonus of $40,000. Under the long-term component of the Prior Plan, none of the performance measures were achieved. For performance periods beginning after January 1, 1993, the long-term component of the Prior Plan was replaced by the Stock Plan.

         In 1997, Mr. Scharlau was awarded options to purchase 82,000 shares of the Company's common stock under the Stock Plan, as described above. The options vest at the end of three years or immediately upon his retirement or a change in control. Limited stock appreciation rights were granted in tandem with these options. The number of options awarded in fiscal 1997 was based upon a competitive analysis of long-term incentive awards made to the chief executive officers of the Company's competitive peer group, and is consistent with the objectives of the Stock Plan. The number of options awarded in 1997 was not based upon any specific performance measures.

         In addition to the factors described above, in determining the salary and other forms of compensation for Mr. Scharlau, the Compensation Committee took into consideration Mr. Scharlau's substantial experience (46 years) and standing in the industry in general and with the Company in particular. The Compensation Committee also considered Mr. Scharlau's increase in responsibilities and the complexity of his position as a result of the Company's diversification and growth in recent years.

                                                  JOHN PAUL HAMMERSCHMIDT
                                                     CHARLES E. SANDERS
                                           Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

         The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities during the years 1995, 1996, and 1997 of the CEO, the next four most highly paid executive officers of the Company and its subsidiaries, and a former executive officer of two of the Company's subsidiaries whose direct aggregate remuneration exceeded $100,000 in 1997.


                           SUMMARY COMPENSATION TABLE


                                                                                  Long-Term Compensation
                                                                            ----------------------------------
                                              Annual Compensation                    Awards            Payouts
                                       -----------------------------------  ------------------------   -------
          (a)                (b)          (c)       (d)         (e)           (f)            (g)        (h)         (i)

                                                               Other         Restricted    Securities
                                                               Annual          Stock       Underlying    LTIP      All Other
                                       Salary       Bonus     Compensation     Awards       Options/    Payouts  Compensation
Name and Principal Position   Year       ($)         ($)         ($)           ($) (2)      SARs (#)      ($)        ($)
---------------------------   ----     ----------  ---------  ------------   ----------    ----------   -------- ------------
Charles E. Scharlau           1997     $468,000    $ 40,000    $  7,380       $    -          82,000     $157,807   $40,792(3)
  Chairman of the Board,      1996      450,000     174,556       7,380            -          25,000      165,362    40,146
  Chief Executive Officer     1995      450,000        -          7,380            -          50,000      156,362    38,994
  and Director

Stanley D. Green              1997      270,000      80,000      79,020(4)      92,125        50,000       34,304    10,703(5)
  Executive Vice President-   1996      255,000      96,463      67,445         92,828        13,600       34,382     9,869
  Finance and Corporate       1995      225,000      30,000      59,841         67,544        12,500       30,382     6,938
  Development and Chief
  Financial Officer

Harold M. Korell              1997      186,506(6)   80,000(7)  233,706(8)     342,125       100,000         -       33,076(9)
  Executive Vice President-   1996         -           -           -              -             -            -         -
  Operations, and Chief       1995         -           -           -              -             -            -         -
  Operating Officer

B. Brick Robinson             1997      162,240(10)    -          4,760           -             -            -      180,834(11)
  Executive Vice President,   1996      234,000      68,077       7,140           -            7,500         -        8,384
  Southwestern Energy         1995      225,000        -          7,140           -           15,000         -        6,938
  Production Company and
  SEECO, Inc.  (1)

Debbie J. Branch              1997      156,000      78,000      53,374(13)     35,875        11,100         -        5,597(14)
  Senior Vice President       1996       75,000(12)  25,000       5,353        106,200         4,500         -       36,368
  Southwestern Energy         1995         -           -           -              -             -            -         -
  Services Company and
  Southwestern Energy
  Pipeline Company (1)

Gregory D. Kerley             1997      169,600      40,000       31,841(15)    35,875        11,100        2,446     6,088(16)
  Senior Vice President-      1996      160,000      55,175       13,121        12,413         4,700        1,620     5,710
  Treasurer and Secretary,    1995      135,000      14,000       11,194         6,754         3,750         -        4,810
  and Chief Accounting Officer
------------------------

(1) Southwestern Energy Production Company, SEECO, Inc., Southwestern Energy Services Company, and Southwestern Energy Pipeline Company are wholly-owned subsidiaries of the Company.

(2) Restricted stock awards for Mr. Green, Mr. Korell, Ms. Branch and Mr. Kerley relating to 1997 performance vest ratably over three years. In connection with the employment of Mr. Korell in

                                       25


         1997, he was awarded 20,000 shares of restricted stock which vests at the end of three years. Restricted stock awards for Mr. Green, Ms. Branch and Mr. Kerley relating to 1996 performance vest ratably over five years, with the exception of restricted stock awarded in February, 1997 related to 1996 performance which vests ratably over three years. In connection with the employment of Ms. Branch in 1996, she was awarded 7,200 shares of restricted stock which vests ratably over three years. Restricted stock awards for Mr. Green relating to 1995 performance vest at the end of five years while awards for Mr. Kerley relating to 1995 performance vest ratably over five years. The value of all nonvested restricted shares held by Mr. Green, Mr. Korell, Ms. Branch and Mr. Kerley at December 31, 1997, was $303,271, $352,389, $105,446, and $54,217 respectively. Dividends are paid on all restricted stock.

(3) Includes $24,000 of director fees, $14,040 as the Company matching portion of Nonqualified Plan contributions, and $2,752 as the cost of life insurance.

(4) Includes $71,880 as a bonus for the payment of income taxes related to the restricted stock grants made during 1997.

(5) Includes $8,100 as the Company matching portion of Nonqualified Plan contributions, $1,588 as the cost of life insurance, and $1,015 related to the value of life insurance under a split dollar life insurance plan. The Company has purchased a life insurance policy for Mr. Green who has no immediate right to receive the cash surrender value of the policy, and may never have a right to receive the cash surrender value. The interest of Mr. Green in the cash surrender value of the policy will vest only if certain conditions are first satisfied. If Mr. Green's interest in the cash surrender value vests, the retirement benefits payable to him by the Company under its Supplemental Executive Retirement Plan (the "SERP"), a defined benefit retirement income plan, will be reduced dollar for dollar by the amount of the cash surrender value of the policy at the time it vests. The premium paid on the policy is designed to produce a cash surrender value which is equal to, but which may be less than the benefits payable under the SERP.

(6) Represents salary and services rendered from April 28, 1997, through December 31, 1997.

(7) Represents $27,500 of annual bonus taken in cash and $52,500 taken in the form of restricted stock, which vests ratably over three years.

(8) Includes $228,701 as a bonus for the payment of income taxes related to the restricted stock grants made during 1997.

(9) Includes $30,414 of moving expenses, $1,719 as the Company matching portion of Nonqualified Plan contributions, and $943 as the cost of life insurance.

(10) Represents salary and services rendered for January 1, 1997, through August 31, 1997.

(11) Includes $4,867 as the Company matching portion of Nonqualified Plan contributions, $967 as the cost of life insurance, and a $175,000 payment made in connection with Mr. Robinson's retirement in full and complete settlement of any and all obligations due him under the Company's compensation plans.

(12) Represents salary and services rendered from July 1, 1996, through December 31, 1996.

(13) Includes $25,555 as a bonus for the payment of income taxes related to the restricted stock grants made during 1997 and $21,219 as a bonus for the payment of income taxes related to the 1996 restricted stock grant which vested during 1997.

                                       26


(14) Includes $4,680 as the Company matching portion of 401(k) contributions and $917 as the cost of life insurance.

(15) Includes $25,241 as a bonus for the payment of income taxes related to the restricted stock grants made during 1997.

(16) Includes $5,088 as the Company matching portion of Nonqualified Plan contributions, and $1,000 as the cost of life insurance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                        Potential Realizable
                                                                          Value at Assumed
                                                                        Annual Rates of Stock
                                                                       Price Appreciation for
                          Individual Grants                                Option Term (3)
---------------------------------------------------------------------- ----------------------
      (a)            (b)             (c)          (d)           (e)         (f)        (g)

                                  % of Total
                     Number of    Options/
                     Securities     SARs
                     Underlying   Granted to    Exercise
                     Options/     Employees     or Base
                       SARs       in Fiscal      Price       Expiration
      Name           Granted (1)    Year        ($/Sh) (2)      Date      5% ($)     10% ($)
      ----           -----------  ----------    ----------   ----------  --------  ----------
Charles E. Scharlau   82,000       29.1%         $12.500      12/7/2007  $644,617  $1,633,586

Stanley D. Green      50,000       17.7%         $12.500      12/7/2007   393,059     996,089

Harold M. Korell      50,000       17.7%         $14.000      4/28/2007   440,226   1,115,620
                      50,000       17.7%         $12.500      12/7/2007   393,059     996,089

B. Brick Robinson       -            -              -             -          -           -

Debbie J. Branch      11,100        3.9%         $12.500      12/7/2007    87,259     221,132

Gregory D. Kerley     11,100        3.9%         $12.500      12/7/2007    87,259     221,132

-----------------------

(1) All 1997 grants, except those to Mr. Scharlau, vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." The 1997 grant to Mr. Scharlau vests at the earlier of three years from the date of the grant or at retirement, or immediately upon a "change in control," and is exercisable three years from the date of grant or immediately upon a "change in control." All 1997 grants expire after ten years from the date of grant but may expire earlier upon termination of employment.
         Limited stock appreciation rights were granted in tandem with all options granted in 1997.

(2) The exercise price reflects the fair market value of the Company's common stock on the date of grant.

(3) Realizable values are reported net of the option exercise price, but before taxes associated with exercise. The dollar amounts shown are the result of calculations using 5% and 10% rates of appreciation as specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The assumed annual appreciation of 5% and 10% on the options granted at $12.50 would result in the price of the
         Company's stock increasing to $20.36 and $32.42, respectively. Realization by optionees of the amounts shown are dependent on future increases in the price of the Company's common stock and the continued employment of the optionee with the Company.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


      (a)                (b)         (c)                          (d)                              (e)

                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised          In-the-Money Options/SARs
                                                       Options/SARs at FY-End (#)            at FY-End ($)   (3)
                                                   --------------------------------- ---------------------------------
                        Shares
                      Acquired on    Value
      Name            Exercise (#) Realized ($)(1) Exercisable (2) Unexercisable (2) Exercisable (2) Unexercisable (2)
      ----            ------------ --------------- --------------- ----------------- --------------- -----------------
Charles E. Scharlau      32,550      $194,623         193,653          346,443         $314,188        $30,750

Stanley D. Green         10,800        64,575          77,623          166,693          129,563         18,750

Harold M. Korell           -             -               -             100,000             -            18,750

B. Brick Robinson          -             -               -                -                -              -

Debbie J. Branch           -             -              1,500           14,100             -             4,163

Gregory D. Kerley          -             -             19,686           62,711           15,825          4,163
------------------------

(1) Reflects the difference between exercise price and issuance price on the number of shares exercised. All of the options exercised were granted in 1987 and would have expired in December, 1997 if not exercised.

(2) All 1997 grants, all 1996 grants issued at $14.75, and all 1995 grants except those to Mr. Scharlau vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." All 1997, 1996, and 1995 grants to Mr. Scharlau vest at the earlier of three years from the date of the grant or at retirement, or immediately upon a "change in control" and are exercisable three years from the date of grant or immediately upon a "change in control." All 1994 grants vest and become exercisable ratably over the four year period beginning six years from the date of grant or sooner upon achievement of certain performance objectives, upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 28 of the Proxy Statement, or upon retirement. (See "Compensation Committee Report" for discussion of performance goals.) All grants made prior to 1993 are presently exercisable and expire on the earlier of (a) ten years and one day from the date of grant, or (b) termination of employment other than for retirement due to age or disability. All 1993 through 1997 grants expire after ten years from the date of grant but may expire earlier upon termination of employment. Limited stock appreciation rights were granted in tandem with all options granted in 1993 through 1997.

(3) Values are calculated as the difference between the exercise price of the options/LSARs and the market value of the Company's common stock as of December 31, 1997 ($12.875/share).


             Agreements Concerning Employment and Changes in Control

         On December 18, 1990, the Company entered into a five-year employment agreement with Mr. Scharlau commencing January 1, 1991, under which Mr. Scharlau will be paid a minimum base salary of $400,000 per year and will be entitled to participate in any of the Company's compensation or benefit plans for which he otherwise qualifies. In 1994, this agreement was extended for two additional years at a minimum base salary of $400,000 per year. Mr. Scharlau's employment agreement expired on December 31, 1997. On April 28, 1997, the Company entered into a three-year employment agreement with Mr. Korell under which Mr. Korell will be paid a minimum base salary of $275,000 per year and will be entitled to participate in any of the Company's compensation or benefit plans for which he otherwise qualifies. Additionally, Mr. Korell was awarded options to purchase 50,000 shares of Company stock and received a restricted stock award totaling 20,000 shares pursuant to his employment agreement.

         On August 4, 1989, the Company entered into Severance Agreements with Messrs. Scharlau, Green, and Robinson. Effective December 14, 1994, April 28,
1997, and July 9, 1997, respectively, the Company entered into Severance Agreements with Mr. Kerley, Mr. Korell, and Ms. Branch. The Severance Agreements provide that if within three years after a "change in control" of the Company the officer's employment is terminated by the Company without cause, the officer is entitled to a payment equal to the product of 2.99 and the officer's "base amount" as defined under Section 280G of the Internal Revenue Code. Generally,
Section 280G defines the term "base amount" as the officer's average W-2 compensation over the five-year period preceding the termination of employment. In addition, the officer will be entitled to continued participation in certain insurance plans and fringe benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he or she is afforded a comparable benefit at comparable cost by a subsequent employer. On February 18, 1998, the Board of Directors voted to redefine "base amount" as base salary as of the executive's termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan. This change will become effective as accepted by each executive though the execution of an amendment to the executive's Severance Agreement.

         Mr. Scharlau also is entitled to the severance benefits described above if within three years after a "change in control" he voluntarily terminates employment with the Company for any reason. Messrs. Green, Korell, Kerley and Ms. Branch are also entitled to the severance benefits described above if within one year after a "change in control" they voluntarily terminate employment with the Company for "good reason," or if in the next two succeeding years they voluntarily terminate employment with the Company for any reason.

         For purposes of the severance agreements, a "change in control" includes (i) the acquisition by any person (other than, in certain cases, an employee of the Company) of 20% or more of the Company's voting securities, (ii) approval by the Company's shareholders of an agreement to merge or consolidate the Company with another corporation (other than certain corporations controlled by or under common control with the Company), (iii) certain changes in the composition of the Board of Directors of the Company, (iv) any change in control which would be required to be reported to the shareholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a "change in control" or that there will be a "change in control" upon the occurrence of certain specified events and such events occur. "Good reason" includes (i) a reduction in the employee's employment status or responsibilities, (ii) a reduction in the employee's base salary, (iii) a change in the employee's principal work location, and (iv) certain adverse changes in the Company's incentive or other benefit plans.

         As of August 31, 1997, Mr. Robinson elected to take retirement from the Company which resulted in the cancellation of his Severance Agreement. In connection with his retirement, the Company paid Mr. Robinson a lump sum of $175,000 in full and complete settlement of any and all obligations due Mr. Robinson under the Company's compensation plans. The Company also agreed to pay Mr. Robinson a monthly sum of $2,542 from the Company's Pension Plan and Supplemental Retirement Plan, under the ten-year certain and life annuity payment option available under these plans. All unvested shares of restricted stock (1,535 shares) and all options held by Mr. Robinson to purchase Company stock (options on 190,747 shares) were canceled at Mr. Robinson's retirement date.

         The Company's 1993 Stock Incentive Plan provides that all outstanding stock options and all limited, tandem, and stand-alone stock appreciation rights become exercisable immediately upon a "change in control." The Stock Plan also provides that all shares of restricted and phantom stock which have not previously vested or been canceled or forfeited shall vest immediately upon a "change in control." For purposes of the Stock Plan, a "change in control" has the same meaning contained in the Company's Severance Agreements as defined above.

         The Company's Incentive Compensation Plan adopted in 1993 provides that all restrictions on shares of restricted stock granted pursuant to the Incentive Plan shall lapse upon a "change in control," as defined in the Company's Severance Agreements. This plan also provides that upon a participant's termination of employment under certain conditions on or after a "change in control" all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

         The Company's Annual and Long-Term Incentive Compensation Plan (the "Prior Plan") provides that:

         (a) Upon a participant's involuntary termination of employment other than for cause, or voluntary termination for "good reason" on or after a "change of control" or as otherwise provided in a severance agreement between the participant and the Company, all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan; and

         (b) On or after a "change in control," all awards accrued but unpaid and all awards thereafter accrued shall be 100% vested and nonforfeitable; and

         (c) On or after a "change in control," the Compensation Committee of the Company's Board of Directors and the Company's Chief Executive Officer as they existed immediately prior to such "change in control" shall retain their authority to administer the plan.

For purposes of the Prior Plan, the terms "change in control" and "good reason" have the meanings contained in the Company's Severance Agreements as defined above.

                             STOCK PERFORMANCE CHART

         The following chart compares for the last five years the performance of the Company's common stock to the S&P 500 Index and The Value Line Natural Gas, Diversified, Industry Index (see footnote (1) below). The chart assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1992, and that all dividends were reinvested.



                                 1992  1993  1994  1995  1996  1997
                                 ----  ----  ----  ----  ----  ----
Southwestern Energy Company      100   141   118   103   124   108
S&P 500 Index                    100   110   112   153   189   252
Value Line Natural Gas,          100   121   114   152   191   219
 Diversified, Industry Index(1)

---------------------

(1) The following companies are included in The Value Line Natural Gas, Diversified, Industry Index: Cabot Oil and Gas, The Coastal Corporation, The Columbia Energy Group Inc., Consolidated Natural Gas Company, Eastern Enterprises, El Paso Natural Gas, Enron Corp., Equitable Resources, Inc., KN Energy, Inc., Mapco Inc., Mitchell Energy & Development Corporation, National Fuel Gas Company, Questar Corp., Seagull Energy Corporation, Sonat Inc., Southwestern Energy Company, Union Pacific Resources, and The Williams Companies, Inc.

                                       31

                                  Pension Plans

         The estimated annual benefits payable upon retirement in 1997 to persons in specified remuneration and years of service classifications are as follows:


                                     PENSION PLAN TABLE


                                      Years of Service
                 ---------------------------------------------------------------

Remuneration        15          20        25         30         35         40
------------     --------   --------   --------   --------   --------   --------
 $ 90,000        $ 20,250   $ 27,000   $ 33,750   $ 40,500   $ 47,250   $ 54,000
  120,000          27,000     36,000     45,000     54,000     63,000     72,000
  150,000          33,750     45,000     56,250     67,500     78,750     90,000
  180,000          40,500     54,000     67,500     81,000     94,500    108,000
  210,000          47,250     63,000     78,750     94,500    110,250    126,000
  240,000          54,000     72,000     90,000    108,000    126,000    144,000
  270,000          60,750     81,000    101,250    121,500    141,750    162,000
  300,000          67,500     90,000    112,500    135,000    157,500    180,000
  330,000          74,250     99,000    123,750    148,500    173,250    198,000
  360,000          81,000    108,000    135,000    162,000    189,000    216,000
  390,000          87,750    117,000    146,250    175,500    204,750    234,000
  420,000          94,500    126,000    157,500    189,000    220,500    252,000
  450,000         101,250    135,000    168,750    202,500    236,250    270,000
  480,000         108,000    144,000    180,000    216,000    252,000    288,000
  510,000         114,750    153,000    191,250    229,500    267,750    306,000
  540,000         121,500    162,000    202,500    243,000    283,500    324,000


                                                               Current
                                                Years of     Remuneration
                                                Credited     Covered Under
                 Name                            Service      the Plans (1)
                 ----                           --------     --------------
                Charles E. Scharlau               40           $468,000
                Stanley D. Green                  16            270,000
                Harold M. Korell                   1            185,506(2)
                B. Brick Robinson                 10            162,240(3)
                Debbie J. Branch                   2            156,000
                Gregory D. Kerley                  8            169,600


----------------

(1) The Internal Revenue Code (the "Code") limits both the amount of compensation that may be used for purposes of calculating a participant's Pension Plan benefit and the maximum annual benefit payable to a participant under the Pension Plan. For the 1997 plan year, (i) a participant's compensation in excess of $160,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code is $125,000. The numbers presented in the table disregard these limitations because the Company's Supplemental Retirement Plan, discussed below, provides participants with a supplemental retirement benefit to compensate them for the limitation on benefits imposed by the Code.

(2) Represents salary and services rendered from April 28, 1997, through December 31, 1997.

(3) Represents salary and services rendered from January 1, 1997, through August 31, 1997.

         The Company's Pension Plan provides for defined benefits to eligible officers and employees in the event of retirement at a specified age based on number of years of service and average monthly compensation during the five years of highest pay in the last ten years before terminating. Contributions to the plan cannot be allocated to individual participants because funding is based on average and not individual participation. No contributions from the Company to the plan were required in 1997.

         On May 31, 1989, the Company adopted a Supplemental Retirement Plan which provides benefits equal to the amount which would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 28 of the Proxy Statement, the benefits of a participant then employed by the Company would be determined as if the participant had credit for three additional years of service.

         The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses, and fees. The benefit amounts listed above are not subject to any deductions for Social Security benefits or other offset amounts.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP, with offices at 6450 South Lewis, Suite 300, Tulsa, Oklahoma 74136-1068, has been the independent public accounting firm of the Company since 1979. Representatives will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement to the shareholders if they so desire. The representatives will also be available to respond to appropriate questions from the shareholders. There have been no disagreements with the independent public accountants on accounting and financial disclosure.


                        PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal offices not later than November 30, 1998, for inclusion in the 1999 Proxy Statement and form of proxy. Proposals intended to be the subject of a separate solicitation may be brought before the 1999 Annual Meeting by shareholders provided that written notice of any such proposal is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the called meeting date. If less than 65 days notice of the 1999 Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the annual meeting date was mailed. The Company's by-laws require that notices of shareholder proposals contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                                 OTHER BUSINESS

         While the Notice of Annual Meeting of Shareholders calls for transaction of such other business as may properly come before the meeting, the Company's management has no knowledge of any matters to be presented for action by shareholders at the meeting other than as set forth in this statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Shareholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company's principal executive offices no later than the close of business on April 14, 1998. The Company's by-laws require that this notice must contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

         Any shareholder who has not received a copy of the Company's Annual Report or wishes to obtain a copy of the Company's Form 10-K may obtain a copy of either free of charge by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408.


                                              By Order of the Board of Directors


                                                      GREGORY D. KERLEY
                                                         Secretary
Dated:  March 30, 1998

                           SOUTHWESTERN ENERGY COMPANY
                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 18, 1998, at the Annual Meeting of Shareholders to be held on May 21, 1998, or any adjournment or adjournments thereof.

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, and FOR the proposal to amend and restate the Company's 1993 Stock Incentive Plan.

[X]  Please mark your votes as in this example.

     You are encouraged to specify your choices by marking the appropriate box, but you need not mark either box if you wish to vote FOR the election of all nominees. The Proxies cannot vote your shares unless you sign and return this card.

1.  Election of Directors                 FOR( )   WITHHELD( )

         L. Epley, Jr.                    K. Mourton
         J. Hammerschmidt                 C. Scharlau
         R. Howard

         FOR, except vote WITHHELD from the following nominee(s):_______________ FOR, with exercise of cumulative voting privilege. Indicate number of votes cast for each nominee.___________________________________________

2.   Proposal to amend and restate the Southwestern
     Energy Company 1993 Stock Incentive Plan for the compensation of officers and key employees of the Company and its subsidiaries.

     FOR( )  AGAINST( )   ABSTAIN( )

     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

             ________________________________________________

SIGNATURE(S) ________________________________________________  DATE __________

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    APPENDIX

                           SOUTHWESTERN ENERGY COMPANY

                            1993 STOCK INCENTIVE PLAN
                (As Amended and Restated as of February 18, 1998)


1.    Purpose of the Plan
      This Southwestern Energy Company 1993 Stock Incentive Plan is intended to promote the interests of the Company and its shareholders by providing the Company's key employees on whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends and who are largely responsible for the management, growth and protection of the business of the Company, with appropriate incentives and rewards to encourage them to continue in the employ of the Company and to maximize their performance.

2.    Definitions
      As used in the Plan, the following definitions apply to the terms indicated below:

           (a) "Board of Directors" shall mean the Board of Directors of the Company.

           (b) "Cause," when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company on account of (i) the willful and continued failure by the Participant substantially to perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company. For purposes of this Section 2(b), no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interests of the Company

           (c) "Cash Bonus" shall mean an award of a bonus payable in cash pursuant to Section 13 hereof.

           (d) "Change in Control" shall mean the occurrence of any of the following:

                (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any employee benefit plan sponsored or maintained by the Company (or any trustee of such plan acting as trustee);

                (ii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company);

                (iii) any individual who is nominated by the Board of Directors for election to the Board of Directors on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

                (iv) a "change in control" of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs; or

                (v) a majority of the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur.

           (e) "Code" shall mean the Internal Revenue Code of 1986.

           (f) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, however; that the Committee shall at all times consist of two or more persons, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

           (g) "Company" shall mean Southwestern Energy Company, an Arkansas corporation, and each of its Subsidiaries.

           (h) "Company Stock" shall mean the common stock of the Company.

           (i) "Disability" shall mean any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him.

           (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (k) the "Fair Market Value" of a share of Company Stock with respect to any day shall be (i) the closing sales price on the immediately preceding business day of a share of Company Stock as reported on the principal securities exchange on which shares of Company Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Company Stock shall not be so reported, the Fair Market Value of a share of Company Stock shall be determined by the Committee in its absolute discretion.

           (1) "Incentive Award" shall mean an Option, LSAR, Tandem SAR, Stand-Alone SAR, share of Restricted Stock, share of Phantom Stock, Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

           (m) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

           (n) "Issue Date" shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 10(d) hereof.

           (o) "LSAR" shall mean a limited stock appreciation right that is granted pursuant to the provisions of Section 7 hereof and which relates to an Option. Each LSAR shall be exercisable only upon the occurrence of a Change in Control and only in the alternative to the exercise of its related Option.

           (p) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

           (q) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

           (r) "Participant" shall mean an employee of the Company who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be.

           (s) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

           (t) "Phantom Stock" shall mean the right to receive in cash the Fair Market Value of a share of Company Stock, which right is granted pursuant to Section 11 hereof and subject to the terms and conditions contained therein.

           (u) "Plan" shall mean the Southwestern Energy Company 1993 Stock Incentive Plan, as it may be amended from time to time.

           (v) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof and which is subject to the restrictions set forth in Section 10(c) hereof for so long as such restrictions continue to apply to such share.

           (w) "Securities Act" shall mean the Securities Act of 1933, as amended.

           (x) "Stand-Alone SAR" shall mean a stock appreciation right granted pursuant to Section 9 hereof which is not related to any Option.

           (y) "Stock Bonus" shall mean a grant of a bonus payable in shares of Company Stock pursuant to Section 12 hereof.

          (z) "Subsidiary" shall mean any corporation in which, at the time of reference, the Company owns, directly or indirectly, stock comprising more than fifty percent of the total combined voting power of all classes of stock of such corporation.

          (aa) "Tandem SAR" shall mean a stock appreciation right granted pursuant to Section 8 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

          (bb) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.    Stock Subject to the Plan
      Under the Plan, the Committee may grant to Participants (i) Options, (ii) LSARs, (iii) Tandem SARs, (iv) Stand-Alone SARs, (v) shares of Restricted Stock,
(vi) shares of Phantom Stock, (vii) Stock Bonuses and (viii) Cash Bonuses.

      Subject to adjustment as provided in Section 14 hereof, the Committee may grant: (a) Options, shares of Restricted Stock, and Stock Bonuses under the Plan with respect to a number of shares of Company Stock that in the aggregate, does not exceed 1,700,000 shares; and (b) Stand-Alone SARs, shares of Phantom Stock and Cash Awards with respect to a number of shares of Company Stock that in the aggregate does not exceed 1,700,000 shares.

      To the extent Incentive Awards granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan. To the extent that Options together with any related rights granted under the Plan terminate, expire or are cancelled without having been exercised, or; in the case of LSARs, Stand-Alone SARs or Tandem SARs exercised for cash, new Incentive Awards may be made with respect to the shares covered thereby. In the event that any shares of Restricted Stock or Phantom Stock, or any shares of Company Stock granted in a Stock Bonus are forfeited or cancelled for any reason, such shares (together with any related Cash Bonuses) shall again be available for grants under the Plan; provided that, if and to the extent required under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no shares of Company Stock in respect of a forfeited Stock Bonus or grant of Restricted Stock shall again be available for grant to the extent that, prior to such forfeiture, the Participant had any benefits of ownership such as the present right to receive dividends distributed with respect thereto.

      Shares of Company Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4.    Administration of the Plan
      The Plan shall be administered by the Committee. The Committee shall from time to time designate the key employees of the Company who shall be granted Incentive Awards and the amount and type of such Incentive Awards.

      The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties.

      The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or Stand-Alone SAR granted under the Plan becomes exercisable or otherwise adjust, to the extent consistent with other provisions of the Plan, any of the terms of such Option or Stand-Alone SAR other than a downward adjustment to the exercise price, (ii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock granted under the Plan or otherwise adjust any of the terms of such Restricted Stock and (iii) accelerate the Vesting Date or waive any condition imposed hereunder, with respect to any share of Phantom Stock granted under the Plan or otherwise adjust any of the terms of such Phantom Stock.

      In addition, the Committee may, in its absolute discretion and without amendment to the Plan, grant Incentive Awards of any type to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards of the same or any other type as the Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other Incentive Awards, Incentive Awards granted pursuant to the preceding sentence of this Section 4 shall not count against the limits set forth in such
Section 3. However, stock options and stock appreciation rights may not be surrendered for other stock options or stock appreciation rights with a lower exercise price unless both count towards the aggregate limitations under the Stock Plan.

      Whether  an  authorized  leave of  absence,  or  absence  in  military  or
government  service,   shall  constitute  termination  of  employment  shall  be
determined by the Committee subject to applicable law.

      No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.    Eligibility
      The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such key employees of the Company who are largely responsible for the management, growth and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company) as the Committee shall select from time to time. Directors who are not employees or officers of the Company shall not be eligible to receive Incentive Awards under the Plan.

6.    Options
      The Committee may grant Options pursuant to the Plan. Such Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

      (a) Identification of Options
      All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

      (b) Exercise Price
      The exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Option is granted.

      (c) Term and Exercise of Options
      (1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however; that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further; that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

      (2) Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreements evidencing such Option and any related LSARs and Tandem SARs, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(5) hereof.

      (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreements evidencing the Option and any related LSARs and Tandem SARs, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreements shall be returned to him. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Company Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

      (4) During the lifetime of a Participant, each Option granted to the Participant shall be exercisable only by the Participant. No Option shall be assignable or transferrable otherwise than by will or by the laws of descent or distribution, nor shall any Option be permitted to be pledged in any manner. However, any Non-Qualified Stock Option, including the right to exercise such option, may also be transferred by a Participant or a subsequent transferee, during the Participant's lifetime, only to: (i) one or more of a Participant's spouse or natural or adopted lineal descendants; or (ii) a trust, partnership, corporation or other similar entity which is owned solely by one or more of the Participant's spouse or natural or adopted lineal descendants or which will hold such Non-Qualified Stock Options solely for the benefit of one or more of such persons.

      (5) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or his beneficiary, as the case may be, and delivered to the Participant or his beneficiary, as the case may be, as soon as practicable following the effective date on which the Option is exercised.

      (d) Limitations on Grant of Options
      (1) The maximum number of common shares of stock underlying Options which may be awarded to any single Participant under the Plan is 425,000.

      (2) The aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options granted hereunder are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any "subsidiary corporation" of the Company within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Company Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

      (3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its "subsidiary corporations" (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

      (e) Effect of Termination of Employment
      (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however; that no Option shall be exercisable after the expiration of its term.

      (2) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however; that no Option shall be exercisable after the expiration of its term.

      (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

      (4) Notwithstanding anything to the contrary contained herein, in the event that the employment of a Participant with the Company shall terminate for death, disability or retirement, the Committee may waive the accelerated expiration provisions of subsection 6(e) as they apply to any or all Non-Qualified Stock Options or any or all stand alone SARs granted to the Participant, to the extent that they were exercisable at the time of such termination, so that they shall remain exercisable until the expiration of their term. Non-Qualified Stock Options or stand alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however; that a Non-Qualified Stock Option and a stand alone SAR shall not be exercisable after the expiration of its term.

      (f) Acceleration of Exercise Date Upon Change in Control
      Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

7.    Limited SARs
      The Committee may grant in connection with any Option granted hereunder one or more LSARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. An LSAR may be granted at the same time as, or, in the case of a Non-Qualified Stock Option, subsequent to the time that, its related Option is granted. Each LSAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each LSAR granted hereunder shall be subject to the following terms and conditions:

      (a) Benefit Upon Exercise
      (1) The exercise of an LSAR relating to a Non-Qualified Stock Option with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of Company Stock paid in the Change in Control in connection with which such LSAR became exercisable and (B) the Fair Market Value of a share of Company Stock on the date of such Change in Control over (ii) the exercise price of the related Option. Such payment shall be made as soon as practicable, but in no event later than the expiration of five business days after the effective date of such exercise.

      (2) The exercise of an LSAR relating to an Incentive Stock Option with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the effective date of such exercise over (ii) the exercise price of the related Option. Such payment shall be made as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

      (b) Term and Exercise of LSARs
      (1) An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of sixty days after such date. Notwithstanding the preceding sentence of this Section 7(b), in the event that an LSAR held by any Participant who is or may be subject to the provisions of Section 16(b) of the Exchange Act becomes exercisable prior to the expiration of six months following the date on which it is granted, then the LSAR shall also be exercisable during the period commencing on the first day immediately following the expiration of such six month period and terminating on the expiration of sixty days following such date. Notwithstanding anything else herein, an LSAR relating to an Incentive Stock Option may be exercised with respect to a share of Company Stock only if the Fair Market Value of such share on the effective date of such exercise exceeds the exercise price relating to such share. Notwithstanding anything else herein, an LSAR may be exercised only if and to the extent that the Option to which it relates is exercisable.

      (2) The exercise of an LSAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of the Option to which it relates with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Company Stock, shall cause the cancellation of the LSAR related to it with respect to an equal number of shares.

      (3) Each LSAR shall be exercisable in whole or in part; provided, that no partial exercise of an LSAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an LSAR, the agreements evidencing the LSAR, the related Option and any Tandem SARs related to such Option, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such LSAR together with the payment described in Paragraph 7(a)(1) or (2) hereof, as applicable.

      (4) During the lifetime of a Participant, each LSAR granted to him shall be exercisable only by him. No LSAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option, nor shall any LSAR be permitted to be pledged in any manner.

      (5) An LSAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable agreements evidencing the LSAR, the related Option and any Tandem SARs relating to such Option, shall specify the number of shares of Company Stock with respect to which the LSAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreements shall be returned to him.

8.    Tandem SARs
      The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

      (a) Benefit Upon Exercise
      The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle a Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the effective date of such exercise over (ii) the exercise price of the related Option. Such payment shall be made as soon as practicable, but in no event later than the expiration of five business days, after the effective date of such exercise.

      (b) Term and Exercise of Tandem SAR
      (1) A Tandem SAR shall be exercisable at the same time and to the same extent (on a proportional basis, with any fractional amount being rounded down to the immediately preceding whole number) as its related Option. Notwithstanding the first sentence of this Section 8(b)(1), (i) a Tandem SAR shall not be exercisable at any time that an LSAR related to the Option to which the Tandem SAR is related is exercisable and (ii) a Tandem SAR relating to an Incentive Stock Option may be exercised with respect to a share of Company Stock only if the Fair Market Value of such share on the effective date of such exercise exceeds the exercise price relating to such share.

      (2) The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of shares of Company Stock subject to such Option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

      (3) Each Tandem SAR shall be exercisable in whole or in part; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Tandem SAR, the agreements evidencing such Tandem SAR, its related Option and LSARs relating to such Option, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such Tandem SAR together with the payment described in Section 8(a) hereof.

      (4) During the lifetime of a Participant, each Tandem SAR granted to him shall be exercisable only by him. No Tandem SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution and otherwise than together with its related Option, nor shall any Tandem SAR be permitted to be pledged in any manner.

      (5) A Tandem SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable agreements evidencing the Tandem SAR, its related Option and any LSARs related to such Option, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreements shall be returned to him.

9.    Stand-Alone SARs
      The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

      (a) Exercise Price
      The exercise price of any Stand-Alone SAR granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Stand Alone SAR is granted.

      (b) Benefit Upon Exercise
      (1) The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock prior to the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the Stand-Alone SAR.

      (2) The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock on or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of Company Stock paid in connection with such Change in Control and (B) the Fair Market Value of a share of Company Stock on the date of such Change in Control over (ii) the exercise price of the Stand-Alone SAR.

      (3) All payments under this Section 9(b) shall be made as soon as practicable, but in no event later than five business days, after the effective date of the exercise.

      (c) Term and Exercise of Stand-Alone SARs
      (1) Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of shares of Company Stock as shall be determined by the Committee and set forth in the Stand-Alone SAR agreement with respect to such Stand-Alone SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten years from the date such Stand-Alone SAR was granted; and, provided, further; that each Stand-Alone SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

      (2) Each Stand-Alone SAR may be exercised in whole or in part; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Stand-Alone SAR, the agreement evidencing such Stand-Alone SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such Stand-Alone SAR together with the payment described in Section 9(b)(1) or 9(b)(2) hereof.

      (3) A Stand-Alone SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable agreement evidencing the Stand-Alone SAR, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the agreement evidencing the Stand-Alone SAR shall be returned to him.

      (4) During the lifetime of a Participant, each Stand-Alone SAR granted to him shall be exercisable only by him. No Stand-Alone SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution, nor shall any Stand-Alone SARs be permitted to be pledged in any manner.

      (d) Effect of Termination of Employment
      (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death (i) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire, and (ii) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however; that no Stand-Alone SAR shall be exercisable after the expiration of its term.

      (2) In the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant (i) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however; that no Stand-Alone SAR shall be exercisable after the expiration of its term.

      (3) In the event of the termination of a Participant's employment for Cause, all outstanding Stand-Alone SARs granted to such Participant shall expire at the commencement of business on the date of such termination.

      (e) Acceleration of Exercise Date Upon Change in Control
      Upon the occurrence of a Change in Control, any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

10.   Restricted Stock
      The Committee may grant shares of Restricted Stock pursuant to the Plan. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

      (a) Issue Date and Vesting Date
      At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 10(c) and 10(f) hereof, upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 10(d) hereof.
Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) hereof are satisfied, and except as provided in Sections 10(c) and 10(f) hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) hereof shall cease to apply to such share.

      (b) Conditions to Vesting
      At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve such performance criteria as the Committee may specify at the time of the grant of such shares.

      (c) Restrictions on Transfer Prior to Vesting
      Prior to the  vesting of a share of  Restricted  Stock,  no  transfer of a
Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

      (d) Issuance of Certificates
      (1) Except as provided in Sections 10(c) or 10(f) hereof, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Southwestern Energy Company 1993 Stock Incentive Plan and an Agreement entered into between the registered owner of such shares and Southwestern Energy Company A copy of the Plan and Agreement is on file in the office of the Secretary of Southwestern Energy Company, 1083 Sain Street, Fayetteville, Arkansas 72702-1408.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.

       (2) Each certificate issued pursuant to Section 10(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

      (e) Consequences Upon Vesting
      Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(d)(1) hereof together with any other property of the Participant held by the custodian pursuant to Section 14(b) hereof.

      (f) Effect of Termination of Employment
      (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Restricted Stock granted to such Participant, a proportion of such shares, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The proportion referred to in the preceding sentence shall initially be determined by the Committee at the time of the grant of such shares of Restricted Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 10(b). Such proportion may be equal to zero.

      (2) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited.

      (g) Effect of Change in Control
      Upon the occurrence of a Change in Control, all shares of Restricted Stock which have not theretofore vested (including those with respect to which the Issue Date has not yet occurred), or been cancelled or forfeited pursuant to any provision hereof, shall immediately vest.

11.   Phantom Stock
      The Committee may grant shares of Phantom Stock pursuant to the Plan. Each grant of shares of Phantom Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions:

      (a) Vesting Date
      At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) hereof are satisfied, and except as provided in Section 11(d) hereof, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

      (b) Benefit Upon Vesting
      Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

      (c) Conditions to Vesting
      At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve such performance criteria as the Committee may specify at the time of the grant of such shares of Phantom Stock.

      (d) Effect of Termination of Employment
      (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Phantom Stock granted to such Participant, a proportion of such shares, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The proportion referred to in the preceding sentence initially shall be determined by the Committee at the time of the grant of such shares of Phantom Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 11(c). Such proportion may be equal to zero.

      (2) In the event of the termination of a Participant's employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited.

      (e) Effect of Change in Control
      Upon the occurrence of a Change in Control, all shares of Phantom Stock which have not theretofore vested, or been cancelled or forfeited pursuant to any provision hereof, shall immediately vest.

12.   Stock Bonuses
      The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

13.   Cash Bonuses
      The Committee may, in its absolute discretion, in connection with any grant of Restricted Stock or Stock Bonus or at any time thereafter; grant a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such grant of Restricted Stock or Stock Bonus, in such amounts as the Committee shall determine from time to time; provided, however; that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Stock Bonus on such date. A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

14.   Adjustment Upon Changes in Company Stock

      (a) Shares Available for Grants
      In the event of any change in the number of shares of Company Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Company Stock with respect to which the Committee may grant Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Cash Bonuses shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Company Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Company Stock with respect to which Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Cash Bonuses may be granted as the Committee may deem appropriate.

      (b) Outstanding Restricted Stock and Phantom Stock
      Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian designated pursuant to Paragraph 10(d)(2) hereof.

      The Committee may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, or any grant of shares of Phantom Stock, to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

      (c) Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs -Increase or Decrease in Issued Shares Without Consideration
      Subject to any required action by the shareholders of the Company in the event of any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares of Company Stock or the payment of a stock dividend (but only on the shares of Company Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Company Stock subject to each outstanding Option, LSAR, Tandem SAR and Stand-Alone SAR, and the exercise price per share of Company Stock of each such Option, LSAR, Tandem SAR and Stand-Alone SAR.

      (d) Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs - Certain Mergers
      Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Company Stock receive securities of another corporation), each Option, LSAR, Tandem SAR and Stand-Alone SAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Company Stock subject to such Option, LSAR, Tandem SAR or Stand-Alone SAR would have received in such merger or consolidation.

      (e) Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs - Certain Other Transactions
      In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

           (i) cancel, effective immediately prior to the occurrence of such event, each Option (including each LSAR and Tandem-SAR related thereto) and Stand-Alone SAR outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option or Stand-Alone SAR was granted an amount in cash, for each share of Company Stock subject to such Option or Stand-Alone SAR, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (B) the exercise price of such Option or Stand-Alone SAR; or

           (ii) provide for the exchange of each Option (including any related LSAR or Tandem SAR) and Stand-

      Alone SAR outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which such Option or Stand-Alone SAR is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the Participant to whom such Option or Stand-Alone SAR was granted in partial consideration for the exchange of the Option or Stand-Alone SAR.

      (f) Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs - Other Changes
      In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 14(c),
(d) or (e) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options, LSARs, Tandem SARs or Stand-Alone SARs outstanding on the date on which such change occurs and in the per-share exercise price of each such Option, LSAR, Tandem SAR and Stand-Alone SAR as the Committee may consider appropriate to prevent dilution or enlargement of rights.

      (g) No Other Rights
      Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to an Incentive Award or the exercise price of any Option, LSAR, Tandem SAR or Stand-Alone SAR.

15.   Rights as a Stockholder
      No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 14 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.   No Special Employment Rights; No Right to Incentive Award
      Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

      No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

17.   Securities Matters
      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

      (b) The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.   Withholding Taxes
      (a) Cash Remittance
      Whenever shares of Company Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share of Restricted Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise of an LSAR, Tandem SAR or Stand-Alone SAR, the grant of a Cash Bonus or the making of a payment with respect to a share of Phantom Stock, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

      (b) Stock Remittance
      Subject to Section 18(d) hereof at the election of the Participant, subject to the approval of the Committee, when shares of Company Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or the Vesting Date with respect to a share of Restricted Stock or the grant of a Stock Bonus, in lieu of the remittance required by Section 18(a) hereof, the Participant may tender to the Company a number of shares of Company Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or grant and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise, occurrence or grant.

      (c) Stock Withholding
      The Company shall have the right, when shares of Company Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or the Vesting Date with respect to a share of Restricted Stock or the grant of a Stock Bonus, in lieu of requiring the remittance required by Section 18(a) hereof, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or grant and is not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise, occurrence or grant.

      (d) Timing and Method of Elections
      Notwithstanding any other provisions of the Plan, a Participant who is subject to Section 16(b) of the Exchange Act may not make the election described in Section 18(b) hereof prior to the expiration of six months after the date on which the applicable Option, share of Restricted Stock or Stock Bonus was granted, except in the event of the death or Disability of the Participant. A Participant who is subject to Section 16(b) of the Exchange Act may not make such election other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date or (ii) at least six months prior to the date such election is made. Such elections shall be irrevocable and shall be made by the delivery to the Company's principal office, to the attention of its Secretary, of a written notice signed by the Participant.

19.   Amendment or Termination of the Plan
      The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however; that no amendment shall be effective without the approval of the shareholders of the Company, that (i) except as provided in Section 14 hereof, increases the number of shares of Company Stock that may be issued under the Plan, (ii) materially increases the benefits accruing to individuals pursuant to the Plan, (iii) materially modifies the requirements as to eligibility for participation in the Plan, or (iv) would otherwise materially alter the Plan. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

20.   No Obligation to Exercise
      The grant to a Participant of an Option, LSAR, Tandem SAR or Stand-Alone SAR shall impose no obligation upon such Participant to exercise such Option, LSAR, Tandem SAR or Stand-Alone SAR.

21.   Transfers Upon Death
      Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award. Except as provided in this Section 21, no Incentive Award shall be transferable, and shall be exercisable only by a Participant during the Participant's lifetime.

22.   Expenses and Receipts
      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

23.   Failure to Comply
      In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant (or beneficiary) evidencing an Incentive Award, unless such failure is remedied by such Participant (or beneficiary) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

24.   Effective Date of Plan
      The Plan was adopted by the Board of Directors on April 7, 1993, subject to approval by the shareholders of the Company at their annual meeting on May 26, 1993 in accordance with applicable law, the requirements of Section 422 of the Code and the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Incentive Awards maybe granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option, LSAR, Tandem SAR or Stand-Alone SAR may be exercised prior to the receipt of such approval, no share certificate shall be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval and no Cash Bonus or payment with respect to a share of Phantom Stock shall be paid prior to the receipt of such approval. If the Plan is not so approved prior to December 31, 1993, then the Plan and all Incentive Awards then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.

25.   Term of the Plan
      The right to grant Incentive Awards under the Plan will terminate upon the expiration of 10 years after the Effective Date of the Plan.

26.   Applicable Law
       Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Arkansas, without reference to the principles of conflicts of law.